As Filed with the Securities Exchange Commission on August 5, 2005

Registration No. 333-125325

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DB COMMODITY INDEX TRACKING FUND

DB COMMODITY INDEX TRACKING MASTER FUND

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	6799	32-6042243 (Registrant) 30-0317551 (Co-Registrant)
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883		Kevin Rich c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger

Sidley Austin Brown & Wood LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price†	Amount of Registration Fee‡
Common Units of Beneficial Interest	$500,000,000	$58,850

†	The proposed maximum aggregate offering has been calculated assuming that all Shares are sold during the initial offering period at a price of $25 per Share.
‡	The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above. The Shares were registered and the registration fee in respect thereof was paid on May 27, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated                      , 2005

DB COMMODITY INDEX TRACKING FUND

$500,000,000 Common Units of Beneficial Interest

DB Commodity Index Tracking Fund, or the Fund, is organized as a Delaware statutory trust. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shares may be purchased from the Fund only in one or more blocks of 200,000 Shares, called a Basket. The Fund will accept subscriptions for Shares in Baskets from certain authorized participants, or Authorized Participants, at $25 per Share ($5 million per Basket) during an initial offering period ending [                    ], 2005 unless (i) the subscription minimum is reached before that date and DB Commodity Services LLC, the Fund’s Managing Owner, determines to end the initial offering period early or (ii) that date is extended by the Managing Owner for up to an additional ninety (90) days. After the initial offering period has closed and trading has commenced, the Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange, or Amex or the last to close of the exchanges on which the Fund’s assets are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering at any time. Redemptions will not be permitted during the initial offering period.

The Shares will trade on the Amex under the symbol “DBC.”

The Fund will invest the proceeds of its offering of Shares in DB Commodity Index Tracking Master Fund, or the Master Fund. The Master Fund is organized as a Delaware statutory trust.

The Master Fund actively will trade exchange-traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index™—Excess Return, or the Index, with a view to tracking the performance of the Index over time. The Master Fund also may use forward contracts referencing the Index or one or more of the commodities comprising the Index, or the Index Commodities. The Master Fund’s portfolio also will include United States Treasury securities for deposit with commodities brokers as margin and other high credit quality short-term fixed income securities.

The Index is intended to reflect the performance of certain commodities. The Index Commodities, are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historic levels of the world’s production and stocks of the Index Commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. DBLCI™-ER and Deutsche Bank Liquid Commodity Index™—Excess Return are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

Except when aggregated in Baskets, the Shares are not redeemable securities.

These are speculative securities. Before you decide whether to invest in the Fund, read this entire Prospectus carefully.

A patent application directed to the creation and operation of the Fund is pending at the United States Patent and Trademark Office.

The Shares are speculative securities and their purchase involves a high degree of risk. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO “ THE RISKS YOU FACE” BEGINNING ON PAGE 15 OF THIS PROSPECTUS.

•	Futures and forwards trading is volatile and even a small movement in market prices could cause large losses.	•	Investors will pay fees in connection with their investment in Shares including asset-based fees of up to 1.45% per annum. Additional charges include brokerage fees and operating expenses expected to be approximately 0.45% per annum in the aggregate. Additionally, during the initial offering period investors will pay an upfront selling commission of 3.00% and during the continuous offering period investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.
•	The success of the Master Fund’s trading program will depend upon the skill of the Managing Owner and its trading principals.
•	You could lose all or substantially all of your investment.

	Minimum Number of Shares to be Sold during the Initial Offering Period†	Maximum Number of Shares to be Sold during the Initial Offering Period†	Price to the Public Per Share‡	Upfront Selling Commissions*	Proceeds to the Fund**
Shares:	2,000,000	4,000,000	$25	3.00%	97.00%
†	If the minimum number of Shares to be sold is not reached or this offering is terminated by the Managing Owner prior to the end of the initial offering period, the subscription proceeds will be returned, with interest, to each Authorized Participant as promptly as practicable (but in no event more than seven days) after the end of the initial offering period or such earlier date of termination. No fees or other amounts will be deducted from the amounts returned to Authorized Participants. Authorized Participants who are affiliates of the Managing Owner and the Trustee may subscribe for Shares during the initial offering period and any such Shares will be counted to determine whether the Fund has reached its subscription minimum.
‡	Authorized Participants may subscribe for and agree to purchase Shares from the Fund in Baskets during the initial offering period at a price of $25 per Share or $5,000,000 per Basket. After the initial offering period, Shares may be purchased from the Fund by Authorized Participants in Baskets at the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.
*	An upfront offering selling commission will be charged during the initial offering period only. During the continuous offering period investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.
**	To be held in escrow at The Bank of New York, New York, New York during the initial offering period until the subscription minimum is subscribed for and the Managing Owner determines to end the initial offering period early, the initial offering period expires or the offering is terminated by the Managing Owner prior to the end of the initial offering period. If the subscription minimum is reached and the Managing Owner determines to end the initial offering period or the initial offering period expires, such proceeds will be turned over to the Fund for investment in the Master Fund and trading. Because the Managing Owner will be responsible for payment of the organization and offering expenses of the Fund, 100% of the proceeds raised during the initial offering period will be initially available for trading activities.

Minimum Investment: 200,000 Shares

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. Neither DB Commodity Index Tracking Fund nor DB Commodity Index Tracking Master Fund is a mutual fund or any other type of Investment Company within the meaning of the Investment Company Act Of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank Securities, Inc., an affiliate of the Managing Owner and an Authorized Participant, has submitted an order to purchase ten Baskets during the initial offering period, as described in “Plan of Distribution”. Delivery of these Baskets to the Initial Purchaser will take place at the conclusion of the initial offering period on the same terms and conditions and in the same manner as other Baskets will be delivered to other Authorized Participants who submit purchase orders for Baskets during the initial offering period. Deutsche Bank Securities, Inc. proposes to offer to the public the 2,000,000 Shares comprising these ten Baskets at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the Amex at the time of the offer. Shares comprising these ten Baskets offered by Deutsche Bank Securities, Inc. at different times may have different offering prices.

                     , 2005 (Not for use after                      , 2005)

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 32 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 11.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 15 THROUGH 22.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND AND THE MASTER FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND AND THE MASTER FUND FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE FUND AND THE MASTER FUND ARE POSTED AT THE SEC WEBSITE AT http://www.sec.gov.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MASTER FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

THE BOOKS AND RECORDS OF THE FUND AND THE MASTER FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, C/O DB COMMODITY SERVICES LLC, 60 WALL STREET, NEW YORK, NEW YORK 10005; TELEPHONE NUMBER (212) 250-5883. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, THE MANAGING OWNER WILL DISTRIBUTE REPORTS TO ALL SHAREHOLDERS SETTING FORTH SUCH INFORMATION RELATING TO SUCH SHARES AS THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) MAY REQUIRE TO BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS SUCH AS THE FUND AND ANY SUCH OTHER INFORMATION AS THE MANAGING OWNER MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER DB COMMODITY INDEX TRACKING FUND NOR DB COMMODITY INDEX TRACKING MASTER FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN MAKING TRANSACTION IN THE SHARES. SEE “PLAN OF DISTRIBUTION.”

DB COMMODITY INDEX TRACKING FUND

Prospectus Section	Page
PART ONE DISCLOSURE DOCUMENT

SUMMARY	1

The Fund; The Master Fund	1
Shares Listed on the Amex	1
Pricing Information Available on the Amex and Other Sources	1
CUSIP	1
The Master-Feeder Structure	1
Risk Factors	1
The Trustee	2
Investment Objective	2
Shares Should Track Closely the Value of the Index	4
The Managing Owner	4
The Commodity Broker	5
The Administrator	5
The Distributor	6
Limitation of Liabilities	6
Creation and Redemption of Shares	6
Initial Offering Period	6
Subscription Minimum	7
Escrow of Funds	7
Continuous Offering Period	7
Authorized Participants	8
Net Asset Value	8
Clearance and Settlement	8
Segregated Accounts/Interest Income	8
Fees and Expenses	9
Break-Even Amounts	11
Distributions	11
Fiscal Year	11
Financial Information	11
U.S. Federal Income Tax Considerations	11
“Breakeven Tables”	11
Reports to Shareholders	13
Cautionary Note Regarding Forward-Looking Statements	13
Patent Application Pending	13

THE RISKS YOU FACE	15

(1) The value of the Shares relates directly to the value of the commodity futures and other assets held by the Master Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.	15

Prospectus Section	Page
(2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.	15
(3) The Fund May Not Always Be Able Exactly to Replicate the Performance of the Index.	16
(4) The Master Fund Is Not Actively Managed and Will Track the Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.	16
(5) The Exchange May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.	16
(6) The Lack Of An Active Trading Market for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.	16
(7) The Shares Are a New Securities Product and their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.	16
(8) As the Managing Owner and its Principals have no History of Operating an Investment Vehicle like the Fund or the Master Fund, their Experience may be Inadequate or Unsuitable to Manage the Fund or the Master Fund.	17
(9) You Should Not Rely on Past Performance in Deciding Whether to Buy Shares.	17
(10) Fewer Representative Commodities May Result In Greater Index Volatility.	17
(11) Price Volatility May Possibly Cause the Total Loss of Your Investment.	17
(12) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.	18
(13) You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.	18

Prospectus Section	Page
(14) Possible Illiquid Markets May Exacerbate Losses.	18
(15) You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension Or Rejection Under Certain Circumstances.	18
(16) Because the Master Fund will not Acquire Any Asset with Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.	19
(17) Failure of Futures Trading to Be Uncorrelated to General Financial Markets Will Eliminate Benefits of Diversification and May Exacerbate Losses to Your Portfolio.	19
(18) Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.	19
(19) Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.	19
(20) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.	19
(21) Shareholders Will Be Subject to Taxation on Their Share of the Master Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.	20
(22) Items of Income, Gain, Deduction, Loss and Credit with respect to Fund Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Master Fund in Allocating Master Fund Tax Items.	20
(23) The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.	20
(24) Failure or Lack of Segregation of Assets May Increase Losses.	20
(25) Default by Counterparty and Credit Risk Could Cause Substantial Losses.	21

Prospectus Section	Page
(26) Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund.	21
(27) Lack of Independent Experts Representing Investors.	21
(28) Possibility of Termination of the Fund May Adversely Affect Your Portfolio.	21
(29) Affiliates of the Managing Owner and the Trustee may Purchase Shares to Satisfy the Subscription Minimum.	21
(30) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.	22
(31) An Investment in the Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.	22
(32) Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.	22
(33) An Absence of “Backwardation” in the Prices of the Index Commodities May Decrease the Price of your Shares.	22
(34) The Value of the Shares Will be Adversely Affected if the Fund or the Master Fund is Required to Indemnify the Trustee or the Managing Owner.	23

INVESTMENT OBJECTIVE	23

Investment Objective	23
Role of Managing Owner	24
Diversification	24

THE MASTER-FEEDER STRUCTURE	25

DESCRIPTION OF THE DEUTSCHE BANK LIQUID COMMODITY INDEX™—EXCESS RETURN	25

General	25
Index Composition	25
Change in the Methodology of the Index	26
Publication of Closing Levels and Adjustments	26
Interruption of Index Calculation	26
Historical Closing Levels	27

v

Prospectus Section	Page
ADDITIONAL INFORMATION	70

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS	70

PRIVACY POLICY OF THE MANAGING OWNER	70

INDEX TO FINANCIAL STATEMENTS	71

Report of Independent Registered Public Accounting Firm dated July 27, 2005	72
DB Commodity Index Tracking Fund Statement of Financial Condition dated June 16, 2005	73
DB Commodity Index Tracking Fund Notes to Statement of Financial Condition	74
Report of Independent Registered Public Accounting Firm dated July 27, 2005	77
DB Commodity Index Tracking Master Fund Statement of Financial Condition (Restated) dated June 16, 2005	78
DB Commodity Index Tracking Master Fund Statement of Operations (Restated) for the period from May 23, 2005 (inception) through June 16, 2005	79
DB Commodity Index Tracking Master Fund Statement of Changes in Net Assets (Restated) for the period from May 23, 2005 (inception) through June 16, 2005	80
DB Commodity Index Tracking Master Fund Notes to Financial Statements	81
Independent Auditor’s Report dated July 27, 2005	85
DB Commodity Services LLC Statement of Financial Condition dated June 16, 2005	86
DB Commodity Services LLC Notes to Statement of Financial Condition	87

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in any Shares. This Prospectus is intended to be used beginning                     , 2005

The Fund; The Master Fund

•	DB Commodity Index Tracking Fund, or the Fund, was formed as a Delaware statutory trust on May 23, 2005. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-5883.

•	DB Commodity Index Tracking Master Fund, or the Master Fund, was formed as a Delaware statutory trust on May 23, 2005. The Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. The term of the Master Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Master Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-5883.

Shares Listed on the Amex

The Shares of the Fund will be listed on the Amex under the symbol “DBC.” Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Pricing Information Available on the Amex and Other Sources

The following table lists additional Amex symbols and their meanings with respect to the Fund and the Index:

DBCIIV	Indicative intra-day net asset value of the Fund
DBCNAV	End of day net asset value of the Fund
DBLCIX	Indicative intra-day and Index closing level

The intra-day indicative data in the above table is published once every fifteen seconds throughout each trading day.

The intra-day indicative level of the Index, the intra-day indicative net asset value of the Fund and the intra-day indicative net asset value per Share (each quoted in U.S. dollars) will also be published once every fifteen seconds throughout each trading day on Reuters Pages [DBLCI], [            ], and [            ], Bloomberg under the symbols [DBLCMACL <Index>], [                    ] and [                    ] and on Deutsche Bank’s website [https://gm-secure.db.com/CommoditiesIndices], or any successor thereto.

CUSIP

[Cusip Number]

The Master-Feeder Structure

The Fund will invest substantially all of its assets in the Master Fund in a master-feeder structure. The Fund will hold no investment assets other than Master Fund Units. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Risk Factors

An investment in Shares is speculative and involves a high degree of risk.

•	The Fund and the Master Fund have no operating history. Therefore, a potential investor does not have any performance history to serve as a factor for evaluating an investment in the Fund.

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•	The trading of the Master Fund takes place in very volatile markets.

•	The Fund and the Master Fund are subject to the fees and expenses described herein and will be successful only if significant losses are avoided. To break even in one year on Shares purchased during the initial offering period, the Fund must generate, on an annual basis, profits in excess of 1.52%. To break even in one year on Shares purchased during the continuous offering period, the Fund must not generate, on an annual basis, losses in excess of 1.48%.

•	There can be no assurance that either the Shares or the Master Fund Units will achieve profits or avoid losses, significant or otherwise.

•	Performance may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.

•	Certain potential conflicts of interest exist between the Managing Owner and its affiliates and the Shareholders. For example, because the Managing Owner and the Commodity Broker are both wholly-owned subsidiaries of Deutsche Bank AG, the Managing Owner has a disincentive to replace the Commodity Broker. The Commodity Broker may have a conflict of interest between its execution of trades for the Master Fund and for its other customers. Proprietary trading by the principals and/or affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time to time because such proprietary trades may take a position that is opposite of that of the Master Fund or may compete with the Master Fund for certain positions within the marketplace. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Fund and the Master Fund. The Trustee delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund.

Investment Objective

The investment objective of the Fund and the Master Fund is to reflect the performance of the Deutsche Bank Liquid Commodity Index™—Excess Return, or the Index, over time, less the expenses of the operations of the Fund and the Master Fund. The Shares are designed for investors who want a cost-effective and convenient way to invest in a group of commodity futures on U.S. and non-U.S. markets. Advantages of investing in the Shares include:

•	Ease and Flexibility of Investment. The Shares will trade on the Amex and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the Amex like other exchange-listed securities.

•	Expenses. The Managing Owner expects that, for many investors, the costs associated with buying and selling the Shares in the secondary market and the payment of the ongoing expenses of the Fund and the Master Fund will be lower than the costs associated with building and maintaining an equivalent portfolio of commodity futures directly or hiring a commodity trading advisor to build and maintain such a portfolio on the investor’s behalf.

•	Low Cost. You may purchase and sell Shares through traditional brokerage accounts at prices expected to be less than those required for currently existing means of investing in physical commodities or futures contracts on physical commodities.

•	Margin. Shares will be eligible for margin accounts.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Fund will pursue its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund will pursue its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities. The Index Commodities are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The Index is composed of notional amounts of each of the Index Commodities. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

The closing level of the Index is calculated by the Index Sponsor based on the closing price of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity. The Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts. Replacements occur monthly (other than in November) during the first week or so of a month in the case of the futures contracts relating to Crude Oil and Heating Oil. Replacement of the futures contracts for Aluminum, Gold, Corn and Wheat occurs when the Index is annually rebalanced.

The Index is rebalanced annually in November during the first week or so to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on December 1, 1988, or the Base Date. The following table reflects the index base weights, or Index Base Weights, of each Index Commodity on the Base Date:

Index Commodity	Index Base Weight (%)
Crude Oil	35.00
Heating Oil	20.00
Aluminum	12.50
Gold	10.00
Corn	11.25
Wheat	11.25
Closing Level on Base Date:	100.00

The Index has been calculated back to the Base Date. On the Base Date, the closing level was 100.

The Index Commodities are traded on the following futures exchanges: Crude Oil and Heating Oil: New York Mercantile Exchange; Aluminum: The London Metal Exchange Limited; Gold: Commodity Exchange Inc., New York; and Corn and Wheat: Board of Trade of the City of Chicago Inc.

The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

The Master Fund also may invest in forward contracts referencing the Index or one or more of the Index Commodities. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities. DBLCI™-ER and Deutsche Bank Liquid Commodity Index™-Excess Return are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

Under the Trust Declaration of the Fund and the Master Fund, Wilmington Trust Company, the

Trustee of the Fund and the Master Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has not commenced trading and does not have any performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.

Shares Should Track Closely the Value of the Index

The Shares are intended to provide investment results that generally correspond to the performance of the Index. Current information regarding the value of the Index is available on Reuters Page DBLCI, Bloomberg under the symbol DBLCMACL <Index> and on Deutsche Bank’s website https://gm-secure.db.com/CommoditiesIndices, or any successor thereto. The intra-day indicative level and closing level of the Index is available under the Amex symbol DBLCIX. The Amex symbols “DBCIIV” and “DBCNAV” reflect the Fund’s indicative intra-day net asset value and the end of day net asset value, respectively.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund, the Master Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

The Master Fund will hold a portfolio of futures contracts on the Index Commodities and forward contracts referencing the Index or one or more of the Index Commodities, as well as cash and United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities. The Master Fund’s portfolio is traded with a view to reflecting the performance of the Index over time, whether the Index is rising, falling or flat over any particular period. The Master Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Master Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner adjusts the Portfolio from time to time to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner aggregates certain of the adjustments and makes changes to the portfolio at least monthly or more frequently in the case of significant changes to the Index.

The value of the Shares is expected to fluctuate in relation to changes in the value of the Master Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close.

The Managing Owner

DB Commodity Services LLC, a Delaware limited liability company, will serve as Managing Owner of the Fund and the Master Fund. The Managing Owner was formed on May 23, 2005. The Managing Owner is an affiliate of Deutsche Bank AG. The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund. Neither the Managing Owner nor any of its trading principals has ever before operated a commodity pool or managed a commodity trading account. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to both the Fund and the Master Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

The Commodity Broker

A variety of executing brokers will execute futures transactions on behalf of the Master Fund. Such executing brokers will give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which will serve as the Master Fund’s clearing broker, or Commodity Broker. The Commodity Broker is an affiliate of the Managing Owner. In its capacity as clearing broker, the Commodity Broker will execute and clear each of the Master Fund’s futures transactions and will perform certain administrative services for the Master Fund. Deutsche Bank Securities Inc. is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.40% of the net asset value of the Master Fund in any year.

The Administrator

The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York as the administrator of the Fund and the Master Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York will serve as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement in connection therewith. The Bank of New York will serve as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place—12 East, Brooklyn, N.Y. 11217. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York by calling the following number: (718) 315-4412. A copy of the Administration Agreement is available for inspection at The Bank of New York’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including net asset value calculations, accounting and tax reporting services and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees of 0.08% per annum are paid on behalf of the Fund and the Master Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid indirectly by the Authorized Participants and not by the Fund or the Master Fund.

The Distributor

The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributors, Inc, or ALPS, to assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets, including receiving and processing orders from Authorized Participants to create and redeem Baskets, coordinating the processing of such orders and related functions and duties The Fund has entered into a Distribution Agreement with ALPS. ALPS is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider of administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds, with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. ALPS provides distribution services and has approximately $120 billion in client assets under distribution.

The Managing Owner, out of the Management Fee, will pay the Distributor approximately $50,000 per annum, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties on behalf of the Fund and the Master Fund.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Shareholders will be entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

Creation and Redemption of Shares

The Fund will create and redeem Shares from time to time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 to the Fund in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Master Fund will create and redeem Master Fund Units from time to time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 200,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund. The Fund pays a transaction fee of $500 to the Master Fund in connection with each order to create or redeem a Master Unit Basket of Master Fund Units. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

See “Creation and Redemption of Shares” for more details.

Initial Offering Period

The Fund will accept subscriptions for Shares in Baskets from Authorized Participants at $25 per Share ($5 million per Basket) during an initial

offering period ending [                    ], 2005 unless (i) the subscription minimum is reached before that date and the Managing Owner determines to end the initial offering period early or (ii) that date is extended by the Managing Owner for up to an additional ninety (90) days.

Redemptions will not be permitted during the initial offering period.

Subscription Minimum

The minimum number of Shares that must be subscribed for by Authorized Persons prior to the commencement of trading, or the Subscription Minimum, is 2,000,000.

Affiliates of the Managing Owner or the Trustee who are Authorized Participants may subscribe for Shares during the initial offering period and any such Shares subscribed for by such persons will be counted to determine whether the Subscription Minimum has been reached. Deutsche Bank Securities, Inc., an affiliate of the Managing Owner and an Authorized Participant, has submitted an order to purchase ten Baskets, or 2,000,000 Shares, during the initial offering period. Deutsche Bank Securities, Inc. may submit additional orders to purchase additional Baskets during the initial offering period. Consequently, the Managing Owner may determine to end the initial offering period at any time prior to [                    ] 2005 and will end the initial offering period early if the Fund receives orders to purchase another ten Baskets from other Authorized Participants.

If the Managing Owner determines to terminate the offering of Shares prior to the expiration of the initial offering period, all subscription monies will be returned with interest and without deduction for expenses to the subscribing Authorized Participants as promptly as practicable (but in no event more than seven days) after the date of such termination.

Escrow of Funds

Subscription funds received during the initial offering period will be deposited in an escrow account at The Bank of New York, New York, New York, and held there until the funds are either released for investment in the Master Fund for trading purposes or returned to the payors of such funds. An Authorized Participant’s escrowed subscription funds will earn interest, which will be retained by the Fund for the benefit of all investors unless such subscription is rejected or the offering of Shares is terminated prior to the end of the initial offering period, in which case the interest attributable to such subscription amount will be paid to such Authorized Person upon the return of the subscription amount. No fees or other amounts will be deducted from an Authorized Person’s subscription, which will be returned to such Authorized Person as promptly as practicable (but in no event more than seven business days) after such rejection.

Continuous Offering Period

After the initial offering period has closed and trading has commenced, the Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering at any time.

After the initial offering period has closed and trading has commenced, the Master Fund will issue Master Fund Units in Master Unit Baskets to the Fund continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund. See “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net asset value per Master Fund Unit is the net asset value of the Master Fund divided by the number of outstanding Master Fund Units. Because there will be a one-to-one correlation between Shares and Master Fund Units and the Master Fund has assumed all liabilities of the Fund, the net asset value per Share and the net asset value per Master Fund Unit will be equal.

See “Certain Material Terms of the Trust Declaration—Net Asset Value” for more details.

Clearance and Settlement

The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. The Master Fund Units are uncertificated and held by the Fund in book-entry form.

Segregated Accounts/Interest Income

Except for that portion of the Master Fund’s assets used as margin to maintain forward contract positions, the proceeds of the offering will be deposited in cash in a segregated account in the name of the Master Fund at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Master Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned is estimated to be 3.38% per annum, based upon the current yield on 3 month U.S. Treasury bills. This interest income will be used to pay the expenses of the Fund and the Master Fund. See “Fees and Expenses” for more details.

Fees and Expenses

Upfront Selling Commission

The Fund will rebate to each Authorized Participant who submits an order to purchase one or more Baskets during the initial offering period, including Deutsche Bank Securities, Inc., an affiliate of the Managing Owner, an upfront selling commission in an amount equal to 3.00% of the aggregate amount of all orders to purchase Baskets received from such Authorized Participants during the initial offering period to compensate such Authorized Participants for their selling efforts in respect of the Shares during the initial offering period. During the continuous offering period, no such rebate will occur, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Management Fee

The Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of the Master Fund. No separate management fee will be paid by the Fund. The Management Fee will be paid in consideration of the grant of Deutsche Bank AG’s revocable license to use Deutsche Bank AG’s name and the Index in addition to commodity futures trading advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner. If the Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner in respect of reimbursement of organizational or offering expenses exceed 0.50% per annum of the net asset value of the Master Fund. The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be $1 million.

Brokerage Commissions and Fees	The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.40% of the net asset value of the Master Fund in any year.

Routine Operational, Administrative and Other Ordinary Expenses

The Master Fund will pay all of the routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.05% of the net asset value of the Master Fund in any year.

Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses, if any, of the Fund and the Master Fund. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First out of Interest Income.

The Management Fee and the organizational, offering and ordinary ongoing expenses of the Fund and the Master Fund will be paid first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. It is expected that such interest income may be sufficient to cover a significant portion of the fees and expenses of the Fund and the Master Fund.

Break-Even Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Fund during the first twelve months of investment is either (i) 4.90% per annum of the net asset value in respect of Shares purchased during the initial offering period or (ii) 1.90% per annum of the net asset value in respect of Shares purchased during the continuous offering period plus the amount of any commissions charged by the investor’s broker. Interest income is expected to be approximately 3.38% per annum, based upon the current yield on 3 month U.S. Treasury bills. Consequently, the Fund is expected to break-even in twelve months provided that it (i) generates profits of at least 1.52% per annum in respect of Shares purchased during the initial offering period or (ii) does not lose more than 1.48% per annum in respect of Shares purchased during the continuous offering period plus the amount of any commissions charged by the investor’s broker. The brokerage commission rates an investor may pay to the investor’s broker in connection with a purchase of Shares during the continuous offering period will vary from investor to investor.

Distributions

The Master Fund will make distributions at the discretion of the Managing Owner. Because the Managing Owner does not presently intend to make ongoing distributions (but may do so from time-to-time in its sole discretion), your income tax liability for your pro rata share of the Fund’s income and gain on the Master Fund Units held will, in all likelihood, exceed any distributions you receive.

Fiscal Year

The Fund’s fiscal year ends on December 31 on each year.

Financial Information

The Fund and the Master Fund have only recently been organized and has no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material United States Federal Income Tax Considerations,” the Fund will be classified as a grantor trust for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as the beneficial owner of a pro rata portion of the interests in Master Fund held by the Fund. Subject to the discussion below in “Material United States Federal Income Tax Considerations,” the Master Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, neither the Master Fund nor the Fund will incur United States federal income tax liability; rather, each beneficial owner of the Fund’s Shares will be required to take into account its allocable share of Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year.

The Master Fund anticipates that it will qualify at all times as a qualified publicly traded partnership (“qualified PTP”) under the Code. Consequently, any income derived from an investment in Shares will be qualifying income for purposes of the holder’s determination of whether it satisfies the income requirements for qualification as a regulated investment company under the Code.

Please refer to the “Material United States Federal Income Tax Considerations” section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares.

“Breakeven Tables”

The “Breakeven Tables” on the following page indicate the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share or an initial $5 million investment in a Basket, respectively, to equal the amount originally invested twelve months after issuance.

The “Breakeven Tables,” as presented, are an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its net asset value, other than (i) administrative expenses (which are assumed for purposes of the “Breakeven Tables” to equal the maximum estimated percentage of the average beginning of month net asset value) (ii) organizational and offering expenses (which are assumed for purposes of the “Breakeven Tables” to equal the maximum permissible percentage of the average beginning of month net asset value) and (iii) brokerage commissions.

“Breakeven Table”

	Shares of the Fund[1]		Basket[2]
Expense	$	%	$	%
Underwriting Discount[3]	$0.75	3.00%	$150,000	3.00%
Management Fee[4]	$0.24	0.95%	$47,500	0.95%
Organization and Offering Expense Reimbursement[5]	$0.13	0.50%	$25,000	0.50%
Brokerage Commissions and Fees[6]	$0.10	0.40%	$20,000	0.40%
Routine Operational, Administrative and Other Ordinary Expenses[7]	$0.01	0.05%	$2,500	0.05%
Interest Income[8]	$(0.85)	-3.38%	$(169,000)	-3.38%
12-Month Break Even (initial offering period)	$0.38	1.52%	$76,000	1.52%
12-Month Break Even (continuous offering period)[9,10]	$(0.37)	-1.48%	$(74,000)	-1.48%

1.	The breakeven analysis set forth in this column is assumes that the Shares have a constant month-end net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 32 for an explanation of the expenses included in the “Breakeven Table.”
2.	The breakeven analysis set forth in this column assumes that Baskets have a constant month-end net asset value and is based on $5 million as the net asset value per Basket. See “Charges” on page 32 for an explanation of the expenses included in the “Breakeven Table.”
3.	The upfront selling commission will be charged only in respect of Shares sold during initial offering period. During the continuous offering period, it is expected that investors will be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.
4.	From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator and the Distributor.
5.	Expense levels are assumed to be at the maximum permissible amount. Actual expenses may be lower.
6.	The actual amount of brokerage commissions and trading fees to be incurred will vary. The total amount of brokerage commissions and trading fees varies based upon the trading frequency of the Master Fund and the specific futures contracts traded.
7.	Routine operational, administrative and other ordinary expenses not paid by the Managing Owner out of the Management Fee include annual legal and audit expenses and other expenses that are fixed in amount and not changed as a percentage of net asset value. Consequently, the percentage of net asset value represented by these expenses will decrease as net asset value increases and vice versa. These estimates are based on a net asset value of $50 million.
8.	Interest income currently is estimated to be earned at a rate of 3.38%, based upon the current yield on 3 month U.S. Treasury bills.
9.	It is expected that interest income will exceed the fees and costs incurred, other than selling commissions in respect of Shares purchased during the continuous offering period.
10.	You may pay customary brokerage commissions in connection with purchases of Shares during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Reports to Shareholders

As of the end of each month and as of the end of each Fiscal Year, the Managing Owner will furnish you with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Fund and the Master Fund. You also will be provided with appropriate information to permit you (on a timely basis) to file your United States federal and state income tax returns with respect to your Shares.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund and the Master Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund and the Master Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

Patent Application Pending

A patent application directed to the creation and operation of the Fund is pending at the United States Patent and Trademark Office.

[Remainder of page left blank intentionally.]

DB COMMODITY INDEX TRACKING FUND

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus.

(1)	The value of the Shares relates directly to the value of the commodity futures and other assets held by the Master Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

The Shares are designed to reflect as closely as possible the performance of the Index through the Master Fund’s portfolio of exchange-traded futures on the Index Commodities and forward contracts referencing the Index or one or more of the Index Commodities. The value of the Shares relates directly to the value of the portfolio, less the liabilities (including estimated accrued but unpaid expenses) of the Fund and the Master Fund. The price of the Index Commodities may fluctuate widely. Several factors may affect the price of the Index Commodities, including:

•	Global supply and demand of each of the Index Commodities, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of each of the Index Commodities;

•	Currency exchange rates;

•	Interest rates;

•	Investment and trading activities of other traders, including hedge funds and other commodity funds; and

•	Global or regional political, economic or financial events and situations.

(2)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The net asset value per share of the Shares will change as fluctuations occur in the market value of the Master Fund’s portfolio. Investors should be aware that the public trading price of a Basket of Shares may be different from the net asset value of a Basket of Shares (i.e., 200,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket of Shares) and similarly the public trading market price per Share may be different from the net asset value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to net asset value. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares is closely related to, but not identical to, the same forces influencing the prices of the Index Commodities trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time to time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Basket at a discount to the public trading price of the Shares or can redeem a Redemption Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the Amex and the various futures exchanges on which the Index Commodities are traded. While the Shares trade on the Amex from 9:30 a.m. to 4:15 p.m. Eastern Standard Time, the below table lists the trading hours for each of the Index Commodities which trades on the futures exchange set forth in the table:

Index Commodity	Futures Exchange*	Trading Hours (Eastern Standard Time)
Aluminum	LME	6:55 a.m. – 12:00 p.m.
Gold	COMEX	8:20 a.m. – 1:30 p.m.
Crude Oil	NYMEX	10:00 a.m. – 2:30 p.m.
Heating Oil	NYMEX	10:05 a.m. – 2:30 p.m.
Corn	CBOT	10:30 a.m. – 2:15 p.m.
Wheat	CBOT	10:30 a.m. – 2:15 p.m.

*	Legend:
“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.
“COMEX” means the Commodity Exchange Inc., New York or its successor.
“LME” means The London Metal Exchange Limited or its successor.
“NYMEX” means the New York Mercantile Exchange or its successor.

For example, while the Shares trade on the Amex until 4:00 p.m. Eastern Standard Time, liquidity in the global gold market will be reduced after the close of the COMEX division of the New York Mercantile Exchange at 1:30 p.m. Eastern Standard Time. As a result, during this time, trading spreads and the resulting premium or discount on the Shares may widen, and, therefore, increase the difference between the price of the Shares and the net asset value of the Shares.

(3)	The Fund May Not Always Be Able Exactly to Replicate the Performance of the Index.

It is possible that the Fund may not fully replicate the performance of the Index due to disruptions in the markets for the Index Commodities or due to other extraordinary circumstances. In addition, the Fund is not able to replicate exactly the performance of the Index because the total return generated by the Master Fund is reduced by expenses and transaction costs, including those incurred in connection with the Master Fund’s trading activities, and increased by interest income from the Master Fund’s holdings of short-term high quality fixed income securities. Tracking the Index requires active trading of the Master Fund’s portfolio and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(4)	The Master Fund Is Not Actively Managed and Will Track the Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.

The Master Fund is not actively managed by traditional methods. Therefore, if positions in an individual Index Commodity or forwards on the Index or any one or more of the Index Commodities are declining in value, the Master Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the net asset value to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(5)	The Exchange May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.

The Shares will be listed for trading on the Amex under the market symbol DBC. Trading in Shares may be halted due to market conditions or, in light of Amex rules and procedures, for reasons that, in the view of the Amex, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund and the Master Fund will be terminated if the Shares are delisted.

(6)	The Lack Of An Active Trading Market for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.

Although we anticipate that the Shares will be listed and traded on the Amex, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

(7)	The Shares Are a New Securities Product and their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the Master Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Master Fund is not actively

“managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(8)	As the Managing Owner and its Principals have no History of Operating an Investment Vehicle like the Fund or the Master Fund, their Experience may be Inadequate or Unsuitable to Manage the Fund or the Master Fund.

The Managing Owner was formed expressly to be the managing owner of the Fund and the Master Fund and has no history of past performance. The past performances of the Managing Owner’s management in other positions are no indication of their ability to manage an investment vehicle such as the Fund or the Master Fund. If the experience of the Managing Owner and its principals is not adequate or suitable to manage an investment vehicle such as the Fund and the Master Fund, the operations of the Fund and the Master Fund may be adversely affected.

(9)	You Should Not Rely on Past Performance in Deciding Whether to Buy Shares.

Neither the Fund or the Master Fund has commenced trading and neither has any performance history upon which to evaluate your investment in the Fund and the Master Fund. Although past performance is not necessarily indicative of future results, if the Fund and the Master Fund had a performance history, such performance history might provide you with more information on which to evaluate an investment in the Fund and the Master Fund. The past performance of the Index also is not necessarily indicative of the future performance of the Index, or of the Fund or the Master Fund. As neither the Fund nor the Master Fund has commenced trading and has no such performance history, you will have to make your decision to invest in the Fund without such information.

(10)	Fewer Representative Commodities May Result In Greater Index Volatility.

The Index Commodities are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. Accordingly, the Index is concentrated in terms of the number of commodities represented. You should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer markets may result in a greater degree of volatility in the Index under specific market conditions and over time.

(11)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

The following table* reflects various measures of volatility** of the history of the Index:

Volatility Type	Volatility
Daily volatility over full history	20.37%
Average rolling 3 month daily volatility	18.91%
Monthly return volatility	19.46%
Average annual volatility	19.59%

*	As of July 25, 2005. Past performance is not indicative of future performance.

The following table reflects the daily volatility on an annual basis of the Index:

Year	Daily Volatility
1989	16.57%
1990	32.08%
1991	26.24%
1992	11.67%
1993	11.85%
1994	15.83%
1995	10.86%
1996	19.13%
1997	13.75%
1998	20.31%
1999	22.66%
2000	24.49%
2001	22.10%
2002	19.93%
2003	22.74%
2004	23.14%
2005*	19.65%

*	As of July 25, 2005. Past performance is not indicative of future performance.

**	Volatility, for these purposes means the following:

Daily Volatility: The relative rate at which the price of a the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilties for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

(12)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

The Fund indirectly is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of up to 1.45% per annum. Additional charges include brokerage fees and operating expenses expected to be approximately 0.45% per annum in the aggregate and selling commissions. The Fund is expected to earn interest income at an annual rate of 3.38% per annum, based upon the current yield on 3 month U.S. Treasury bills. Consequently, it is expected that interest income will exceed fees (other than selling commissions), however, if interest rates fall below 1.90%, the fund will need to have positive performance in order to break-even net of fees and expenses (other than selling commissions). Assuming selling commissions of 3.00%, the Fund will have to generate profits of 1.52% per annum in order for an investor to break even in the first year of investment. On the Fund’s forward trading, “bid-ask” spreads are incorporated into the pricing of such forward contracts by its counterparties in addition to the brokerage fees paid by such Shares. It is not possible to quantify the “bid-ask” spreads paid by Master Fund because the Master Fund cannot determine the profit its counterparty is making on the forward trades into which it enters. Consequently, the expenses of the Master Fund could, over time, result in significant losses to your investment therein. You may never achieve profits, significant or otherwise.

(13)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

(14)	Possible Illiquid Markets May Exacerbate Losses.

Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. Such periods of illiquidity and the events that trigger them are difficult to predict and there can be no assurance that the Managing Owner will be able to do so.

There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Master Fund may acquire on behalf of the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

(15)	You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension Or Rejection Under Certain Circumstances.

The Distributor may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Distributor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the Fund declines during the period of the delay. Under the Administration Agreement, the Managing Owner and the Distributor may disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(16)	Because the Master Fund will not Acquire Any Asset with Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

(17)	Failure of Futures Trading to Be Uncorrelated to General Financial Markets Will Eliminate Benefits of Diversification and May Exacerbate Losses to Your Portfolio.

Historically, commodity futures’ returns have exhibited low or negative correlations with the returns of other assets such as stocks and bonds. Recent research published by the National Bureau of Economic Research found that, with the exception of monthly returns, commodities’ were negatively correlated with financial assets’ returns (see National Bureau of Economic Research Working Paper Working Paper 10595 at http://www.nber.org/papers/w10595 entitled “Facts and Fantasies about Commodity Futures.”). Although commodities do provide a diversification benefit to investor portfolios because of their negative correlation with financial assets, the fact that these Shares are not 100% negatively correlated with financial assets means they cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. If Shares do not perform in a manner non-correlated with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in Shares and Shares may produce no gains to offset your losses from other investments.

(18)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

Neither the Fund nor the Master Fund is registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies.

(19)	Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.

Some of the Master Fund’s trading is expected to be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such Investors would not have otherwise been subject had the Master Fund’s trading been limited to U.S. markets.

Aluminum is the only Index Commodity that is traded on a foreign exchange. The Managing Owner expects that approximately 12.5% of the Master Fund’s assets will be allocated for investment in aluminum.

The above range is only an approximation. The actual percentage may be either lesser or greater than above-listed.

(20)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund and the Master Fund are subject to actual and potential conflicts of interests involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund and the Master Fund, which also presents the potential for numerous conflicts of interest with the

Fund and the Master Fund. As a result of these and other relationships, parties involved with the Fund and the Master Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Master Fund and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to its Commodity Broker, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(21)	Shareholders Will Be Subject to Taxation on Their Share of the Master Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders will be subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Master Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Master Fund’s taxable income or even the tax liability that results from such income.

(22)	Items of Income, Gain, Deduction, Loss and Credit with respect to Fund Shares could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by the Master Fund in Allocating Master Fund Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Master Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Fund Shareholders in a manner that reflects Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by Master Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.

(23)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2008.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN ANY SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

(24)	Failure or Lack of Segregation of Assets May Increase Losses.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Master Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, any Master Fund Units could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts, even though certain property specifically traceable to the Master Fund was held by the Commodity Broker. The Commodity Broker may, from time to time, have been the subject of certain regulatory and private causes of action. Such material actions are described under “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Master Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

(25)	Default by Counterparty and Credit Risk Could Cause Substantial Losses.

Dealers in forward contracts are not regulated by the Commodity Exchange Act. Forward contracts are not traded through exchanges and clearing houses and dealers and are not obligated to segregate customer assets. As a result, the Master Fund does not have such basic protections with respect to the trading in forward contracts. This lack of regulation in these markets could expose the Master Fund in certain circumstances to significant losses in the event of trading abuses or financial failures by counterparties.

(26)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategy.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

(27)	Lack of Independent Experts Representing Investors.

The Managing Owner has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund and the Master Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in Shares.

(28)	Possibility of Termination of the Fund May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from the Fund upon 120 days’ notice, which would cause the Fund and the Master Fund to terminate unless a substitute managing owner were obtained. Owners of 50% of the Shares have the power to terminate the Trust. If it is so exercised, investors who wished to continue to invest in the Index through the vehicle of the Trust will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. See “Description of the Shares and the Master Fund Units; Certain Material Terms of the Trust Declarations—Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund and the Master Fund.

(29)	Affiliates of the Managing Owner and the Trustee may Purchase Shares to Satisfy the Subscription Minimum.

Affiliates of the Managing Owner and the Trustee who are Authorized Participants may subscribe for Shares during the initial offering period and any such Shares subscribed for by such persons will be counted to determine whether the Subscription Minimum has been reached. Any such subscriptions by such affiliated Authorized Participants will be on the same terms as subscriptions by unaffiliated Authorized Participants. Deutsche Bank Securities, Inc., an affiliate of the Managing Owner and an Authorized Participant, has

submitted an order to purchase ten Baskets, or 2,000,000 Shares during the initial offering period and may submit additional orders to purchase Baskets during the initial offering period.

(30)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of Shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular dividends, although the Fund may pay dividends in the discretion of the Managing Owner).

(31)	An Investment in the Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.

The Fund and the Master Fund constitute a new, and thus untested, type of investment vehicle. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

(32)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

(33)	An Absence of “Backwardation” in the Prices of the Index Commodities May Decrease the Price of your Shares.

As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2005 may specify an October 2005 expiration. As that contract nears expiration, it may be replaced by selling the October 2005 contract and purchasing the contract expiring in December 2005. This process is referred to as “rolling”. Historically, the prices of some futures contracts (generally those relating to commodities that are typically consumed immediately rather than stored) have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation”. In these circumstances, absent other factors, the sale of the October 2005 contract would take place at a price that is higher than the price at which the December 2005 contract is purchased, thereby creating a gain in connection with rolling. While many of the contracts included in the Index have historically exhibited consistent periods of backwardation, backwardation will likely not exist at all times. Moreover, some of the commodities reflected in the Index historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. In addition, the forward price of a commodity may fluctuate between backwardation and contango.

The absence of backwardation in the commodity markets could result in losses, which could adversely affect the value of the Index and, accordingly, decrease the value of your Shares.

(34)	The Value of the Shares Will be Adversely Affected if the Fund or the Master Fund is Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Declarations, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense it incurs without negligence or misconduct. That means the Managing Owner may require the assets of the Master Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of the Master Fund and the value of the Shares.

INVESTMENT OBJECTIVE

Investment Objective

The investment objective of the Fund and the Master Fund is to reflect the performance of the Deutsche Bank Liquid Commodity Index™—Excess Return, or the Index, over time, less the expenses of the operations of the Fund and the Master Fund. The Shares are designed for investors who want a cost-effective and convenient way to invest in a group of commodity futures on U.S. and non-U.S. markets. Advantages of investing in the Shares include:

•	Ease and Flexibility of Investment. The Shares will trade on the Amex and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the Amex like other exchange-listed securities.

•	Expenses. The Managing Owner expects that, for many investors, the costs associated with buying and selling the Shares in the secondary market and the payment of the ongoing expenses of the Fund and the Master Fund will be lower than the costs associated with building and maintaining an equivalent portfolio of commodity futures directly or hiring a commodity trading advisor to bid and maintain such a portfolio on the investor’s behalf.

•	Low Cost. You may purchase and sell Shares through traditional brokerage accounts at prices expected to be less than those required for currently existing means of investing in physical commodities or futures contracts on physical commodities.

•	Margin. Shares will be eligible for margin accounts.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Fund will pursue its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund will pursue its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities. The Index Commodities are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historic levels of the world’s production and stocks of the Index Commodities. The Master Fund also may invest in forward contracts referencing the Index or one or more of the Index Commodities. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. DBLCI™-ER and Deutsche Bank Liquid Commodity Index™—Excess Return are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

Under the Trust Declaration of the Fund and the Master Fund, Wilmington Trust Company, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The intra-day indicative Index level, the intra-day indicative net asset value of the Fund and the intra-day net asset value per Share (each quoted in U.S. dollars) will also be published once every fifteen seconds throughout each trading day on Reuters Pages [DBLCI], [            ], and [            ], Bloomberg under the symbols [DBLCMACL <Index>], [                    ] and [                    ] and on Deutsche Bank’s website [https://gm-secure.db.com/CommoditiesIndices], or any successor thereto. The indicative Index level and the daily closing level of the Index are also available under the Amex symbol DBLCIX. The Amex symbols “DBCIIV” and “DBCNAV” reflect the Fund’s indicative intra-day net asset value and the end of day closing net asset value, respectively. The intraday estimated net asset value of the Fund and the intraday net asset value per Share will be based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the Master Fund’s positions. The final net asset value of the Fund and the final net asset value per Share will be calculated as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the Amex and the close of the exchanges on which the Index Commodities are traded, there is no effect on the net asset value calculations as a result.

The Shares are intended to provide investment results that generally correspond to the performance of the Index. The value of the Shares is expected to fluctuate in relation to changes in the value of the Master Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close. See “The Risks You Face—Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”

There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has not commenced trading and does not have any performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.

Role of Managing Owner

The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund.

Specifically, with respect to the Fund and the Master Fund, the Managing Owner:

•	selects the Trustee, administrator and auditor;

•	negotiates various agreements and fees; and

•	performs such other services as the Managing Owner believes that the Fund and the Master Fund may from time to time require.

Specifically, with respect to the Master Fund, the Managing Owner:

•	selects the Commodity Broker; and

•	monitors the performance results of the Master Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of the Master Fund to track that of the Index over time.

Neither the Managing Owner nor any of its trading principals has ever before operated a commodity pool or managed a commodity trading account. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

Diversification

Market Diversification

As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to the Fund, which invests through the Master Fund in futures and forwards related to the Index Commodities, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

THE MASTER-FEEDER STRUCTURE

The Fund will invest substantially all of its assets in the Master Fund in a master-feeder structure. The Fund will hold no investment assets other than Master Fund Units. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

DESCRIPTION OF THE

DEUTSCHE BANK LIQUID COMMODITY INDEX™—EXCESS RETURN

DBLCI™-ER and Deutsche Bank Liquid Commodity Index™—Excess Return are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending. Any use of these marks must be with the consent of or under licence from the Index Sponsor.

General

The Deutsche Bank Liquid Commodity Index™—Excess Return, or the Index, is intended to reflect the performance of certain commodities. The commodities comprising the Index are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat, each of which we call an Index Commodity. The sponsor of the Index is Deutsche Bank London, the Index Sponsor.

Index Composition

The Index is composed of notional amounts of each of the Index Commodities. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities. The closing level of the Index is calculated on each business day by the Index Sponsor based on the closing price of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity. The Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts. Replacements occur monthly (other than in November) during the first week or so of a month in the case of the futures contracts relating to Crude Oil and Heating Oil. Replacement of the futures contracts for Aluminum, Gold, Corn and Wheat occurs when the Index is annually rebalanced.

The Index is rebalanced annually in November during the first week or so to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on December 1, 1988, or the Base Date. The following table reflects the index base weights, or Index Base Weights, of each Index Commodity on the Base Date:

Index Commodity	Index Base Weight (%)
Crude Oil	35.00
Heating Oil	20.00
Aluminum	12.50
Gold	10.00
Corn	11.25
Wheat	11.25
Closing Level on Base Date:	100.00

The Index has been calculated back to the Base Date. On the Base Date, the closing level was 100.

The Index Commodities are traded on the following futures exchanges: Crude Oil and Heating Oil: New York Mercantile Exchange; Aluminum: The London Metal Exchange Limited; Gold: Commodity Exchange Inc., New York; and Corn and Wheat: Board of Trade of the City of Chicago Inc.

The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

Change in the Methodology of the Index

The Index Sponsor will employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level, the Index Sponsor will poll Reuters every 15 seconds to determine the real time price of each underlying futures contract with respect to each Index Commodity of the Index. The Index Sponsor will then apply a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of the Index. A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Fund every 15 seconds throughout the trading day.

The indicative net asset value of the Fund and the indicative net asset value per Share is calculated by adding the indicative U.S. Treasury bills level plus the indicative Index level which will then be applied to the last published net asset value of the Fund, less accrued fees. The indicative net asset value of the Fund and the net asset value per Share will then be published to the consolidated tape every 15 seconds.

The Index Sponsor will publish the closing level of the Index daily. The Managing Owner will publish the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor will publish the indicative Index level, and the Managing Owner will publish the indicative net asset value of the Fund and the indicative net asset value per Share (each quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information will be published on Reuters Pages [DBLCI], [            ], and [            ], Bloomberg under the symbols [DBLCMACL <Index>], [                    ] and [                    ] and on Deutsche Bank’s website [https://gm-secure.db.com/CommoditiesIndices], or any successor thereto. The indicative Index level and the daily closing level of the Index are also available under the Amex symbol DBLCIX. The Amex symbols “DBCIIV” and “DBCNAV” reflect the Fund’s indicative intra-day net asset value and the end of day closing net asset value, respectively.

The Index Sponsor will publish any adjustments made to the DBLCI on Deutsche Bank’s website https://gm-secure.db.com/CommoditiesIndices, or any successor thereto.

Interruption of Index Calculation

Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index or any Index Commodity. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the Index as it considers appropriate to determine any closing level on any such appropriate Index business day; and/or

•	defer publication of the information relating to the Index until the next Index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to the Index.

Additionally, calculation of the Index may also be disrupted by an event that would require the Index Sponsor to calculate the closing price in respect of the relevant Index Commodity on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Commodity on the relevant exchange. If such an Index disruption event in relation to an Index Commodity as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Commodity on the relevant exchange, the Index Sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days for such Index Commodity on the relevant exchange or

•	if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange traded instrument with respect to a specific Index Commodity and shall make all necessary adjustments to the methodology and calculation of the Index as it deems appropriate.

Historical Closing Levels

Set out below are certain closing levels back-calculated to the Base Date.

All historical calculations are based on information obtained from the following publicly available source(s): Logical Information Machines (http://www.lim.com), Bloomberg, and Reuters. The actual sources of the historic data originated from the exchanges where each underlying futures contract with respect to each Index Commodity was listed. The Index Sponsor has not independently verified the information extracted from these source(s).

CLOSING LEVELS

	Closing Level
	High	Low
1989	145.18	106.63
1990	200.77	120.57
1991	171.29	134.02
1992	151.47	131.06
1993	136.39	111.00
1994	139.08	112.80
1995	160.80	130.44
1996	231.28	150.83
1997	234.99	179.56
1998	180.79	112.21
1999	185.30	108.68
2000	257.75	175.40
2001	240.78	169.40
2002	239.56	170.65
2003	292.42	222.60

2004
January	306.22	284.73
February	315.56	290.31
March	326.57	308.54
April	332.87	314.93
May	344.60	328.51
June	354.79	315.58
July	346.40	330.27
August	371.40	341.22
September	382.33	343.25
October	414.53	381.70
November	387.97	371.76
December	374.53	346.45

2005
January	376.38	350.16
February	394.12	354.38
March	419.79	392.94
April	417.98	379.96
May	384.00	364.63
June	417.15	386.45
July*	422.84	398.84

*	Numbers as of July 25, 2005.

Past performance should not be taken as an indication of future performance.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INFORMATION BARRIERS BETWEEN THE INDEX SPONSOR AND THE

MANAGING OWNER

It is Deutsche Bank’s policy that procedures are implemented to prevent the improper sharing of information between different departments of the bank. Specifically, the procedures discussed below create an information barrier between the personnel within Deutsche Bank AG London that calculate and reconstitute the Index, or the Calculation Group, and other Deutsche Bank personnel, including but not limited to the Managing Owner, those in sales and trading, external or internal fund managers and bank personnel who are involved in hedging the bank’s exposure to instruments linked to the Index, or Public Personnel, in order to prevent the improper sharing of information relating to the recomposition of the Index. Effective information barriers between the Calculation Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying the Index and securities linked to the Index (otherwise, restrictions might apply regarding trading on nonpublic information under the securities laws of the United States).

As such, the information barriers erected under these procedures require the Calculation Group to adhere to the following procedures:

•	The Calculation Group may not share any non-public, proprietary or confidential information concerning the recomposition of the Index. In particular, the Calculation Group may not release the new composition of the Index to Public Personnel or others unless and until such information has been previously published by Amex, on Reuters Pages [DBLCI], [ ], and [ ], Bloomberg under the symbols [DBLCMACL <Index>], [ ] and [ ] and on Deutsche Bank’s website [https://gm-secure.db.com/CommoditiesIndices], or any successor thereto.

•	The Calculation Group and Public Personnel may not coordinate or seek to coordinate decision-making on the selection of the Index constituent instruments.

These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by Deutsche Bank AG or any of Deutsche Bank’s affiliates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Both the Fund’s and the Master Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

The Managing Owner has evaluated the nature and types of estimates that it will make in preparing the Fund’s and the Master Fund’s financial statements and related disclosures once the Master Fund begins trading operations and has determined that the valuation of its investments which are not traded on a United States or internationally recognized futures exchange (such as forward contracts) involves a critical accounting policy. While not currently applicable given the fact that the Master Fund is not currently involved in trading activities, the values which will be used by the Master Fund for its open forward positions will be provided by the Commodity Broker who will use market prices when available, while over-the-counter derivative financial instruments, principally forwards will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date.

Liquidity and Capital Resources

As of the date of this prospectus, the Master Fund has not begun trading activities. Once the Master Fund begins trading activities, it is anticipated that all of its total net assets will be allocated to commodities trading. A significant portion of the net asset value is likely to be held in U.S. Treasury bills and cash, which will be used as margin for the Master Fund’s trading in commodities. The percentage that U.S. Treasury bills will bear to the total net assets will vary from period to period as the market values of commodity interests change. The balance of the net assets will be held in the Master Fund’s commodity trading account. Interest earned on the Master Fund’s interest-bearing funds will be paid to the Master Fund.

The Master Fund’s commodity contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Master Fund from promptly liquidating its commodity futures positions.

Since the Master Fund will trade futures and forward contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market risk

Trading in futures and forward contracts will involve the Master Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk to be associated with the Master Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held. However, should the Master Fund enter into a contractual commitment to sell commodities, it would be required to make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities will expose the Master Fund to theoretically unlimited risk.

The Master Fund’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Master Fund’s speculative trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit risk

When the Master Fund enters into futures or forward contracts, the Master Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Master Fund.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Master Fund to abide by various trading limitations and policies, which will include limiting margin accounts, trading only in liquid markets and permitting the use of stop loss provisions. The Managing Owner will implement procedures which will include, but will not be limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity or all commodities combined;

•	generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The Commodity Broker, when acting as the Master Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Master Fund, all assets of the Master Fund relating to domestic futures trading and the Commodity Broker will not be allowed to commingle such assets with other assets of the Commodity Broker. In addition, CFTC regulations will also require the Commodity Broker to hold in a secure account assets of the Master Fund related to foreign futures trading. There are no segregation requirements for assets related to forward trading.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this prospectus, the Fund and the Master Fund have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund and the Master Fund. While the Funds and the Master Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either the Fund’s or the Master Fund’s financial position.

The Master Fund’s contractual obligations are with the Managing Owner and the commodity brokers. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Master Fund’s Net Asset Value. Commission payments to the commodity broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares are used by the Fund, through the Master Fund, to engage in the speculative trading of exchange-traded futures on the Index Commodities and forward contracts referencing the Index or one or more of the Index Commodities, with a view to reflecting the performance of the Index over time, less the expenses of the operations of the Fund and the Master Fund. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities.

To the extent that the Master Fund trades in futures contracts on United States exchanges, the assets deposited by the Master Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations.

To the extent that the Master Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Master Fund estimates:

(i) up to approximately 10% of the net asset value of the Master Fund will be placed in segregated accounts in the name of the Master Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or United States Treasury bills to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules;

(ii) approximately 90% of the net asset value of the Master Fund will be maintained in segregated accounts in the name of the Master Fund in bank deposits or United States Treasury and United States Government Agencies issues.

During the initial offering period, the Fund’s assets will be deposited with and held in escrow by The Bank of New York in New York, New York. During the continuous offering period the Managing Owner, a registered commodity pool operator and commodity trading advisor, will be responsible for the cash management activities of the Master Fund, including investing in United States Treasury and United States Government Agencies issues.

In addition, assets of the Master Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Master Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

The Master Fund receives 100% of the interest income earned on its fixed income assets.

CHARGES

Summary of Fees and Charges; “Breakeven Table”

	Shares of the Fund[1]		Basket[2]
Expense	$	%	$	%
Underwriting Discount[3]	$0.75	3.00%	$150,000	3.00%
Management Fee[4]	$0.24	0.95%	$47,500	0.95%
Organization and Offering Expense Reimbursement[5]	$0.13	0.50%	$25,000	0.50%
Brokerage Commissions and Fees[6]	$0.10	0.40%	$20,000	0.40%
Routine Operational, Administrative and Other Ordinary Expenses[7]	$0.01	0.05%	$2,500	0.05%
Interest Income[8]	$(0.85)	-3.38%	$(169,000)	-3.38%
12-Month Break Even (initial offering period)	$0.38	1.52%	$76,000	1.52%
12-Month Break Even (continuous offering period)[9,10]	$(0.37)	-1.48%	$(74,000)	-1.48%

1.	The breakeven analysis set forth in this column is assumes that the Shares have a constant month-end net asset value and is based on $25.00 as the net asset value per Share.
2.	The breakeven analysis set forth in this column assumes that Baskets have a constant month-end net asset value and is based on $5 million as the net asset value per Basket.
3.	The upfront selling commission will be charged only in respect of Shares sold during initial offering period. During the continuous offering period, it is expected that investors will be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.
4.	From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator and the Distributor.
5.	Expense levels are assumed to be at the maximum permissible amount. Actual expenses may be lower.
6.	The actual amount of brokerage commissions and trading fees to be incurred will vary. The total amount of brokerage commissions and trading fees varies based upon the trading frequency of the Master Fund and the specific futures contracts traded.
7.	Routine operational, administrative and other ordinary expenses not paid by the Managing Owner out of the Management Fee include annual legal and audit expenses and other expenses that are fixed in amount and not changed as a percentage of net asset value. Consequently, the percentage of net asset value represented by these expenses will decrease as net asset value increases and vice versa. These estimates are based on a net asset value of $50 million.
8.	Interest income currently is estimated to be earned at a rate of 3.38%, based upon the current yield on 3 month U.S. Treasury bills.
9.	It is expected that interest income will exceed the fees and costs incurred, other than selling commissions in respect of Shares purchased during the continuous offering period.
10.	You may pay customary brokerage commissions in connection with purchases of Shares during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Upfront Selling Commissions

The Fund will rebate to each Authorized Participant who submits an order to purchase one or more Baskets during the initial offering period, including Deutsch Bank Securities, Inc., an affiliate of the Managing Owner, an upfront selling commission in an amount equal to 3.00% of the aggregate amount of all orders to purchase Baskets received from such Authorized Participants during the initial offering period to compensate such Authorized Participants for their selling efforts in respect of the Shares during the initial offering period. During the continuous offering period, no such rebate will occur, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Management Fee

The Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of the Master Fund. No separate fee will be paid by the Fund. The Management Fee will be paid in consideration of the grant of Deutsche Bank AG’s revocable license to use Deutsche Bank AG’s name and the Index in addition to commodity futures trading advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner. If the Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner in respect of reimbursement of organizational or offering expenses exceed 0.50% per annum of the net asset value of the Master Fund.

Organization and offering expenses relating to both the Master Fund and the Fund, as applicable, means those expenses incurred in connection with their formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund and Master Fund or the initial and continuous offering of the Shares, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees, escrow fees and taxes

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus during the initial offering period and the continuous offering period

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares during the initial offering period and the continuous offering period

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares during the initial offering period and the continuous offering period

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

The Managing Owner will not allocate to the Fund or the Master Fund the indirect expenses of the Managing Owner.

The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be $1 million.

Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.40% of the net asset value of the Master Fund in any year.

Routine Operational, Administrative and Other Ordinary Expenses

The Master Fund will pay all of the routine operational, administrative and other ordinary expenses of the Fund and the Master Fund generally, as determined by the Managing Owner including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.05% of the net asset value of either the Fund or the Master Fund in any year. Routine operational, administrative and other ordinary expenses not paid by the Managing Owner out of the Management Fee include annual legal and audit expenses and other expenses that are fixed in amount and not changed as a percentage of the Trust’s net asset value. Consequently, the percentage of the Trust’s net asset value represented by these expenses will decrease as net asset value increases and vice versa. These estimates are based on a net asset value of $50 million.

Extraordinary Fees and Expenses

The Master Fund will pay all its extraordinary fees and expenses, if any, of the Fund and Master Fund generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Fund or Master Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the organizational, offering and ordinary ongoing expenses of the Fund and the Master Fund will be paid first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. It is expected that such interest income may be sufficient to cover a significant portion of the fees and expenses of the Fund and the Master Fund.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between the Fund and the Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Fund. See “Creation and Redemption of Shares” for more details.

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CREATION AND REDEMPTION OF SHARES

The Fund will create and redeem Shares from time to time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Authorized Participants pay a transaction fee of $500 to the Fund in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Master Fund will create and redeem Master Fund Units from time to time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 200,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund. The Fund pays a transaction fee of $500 to the Master Fund in connection with each order to create or redeem a Master Unit Basket of Master Fund Units. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Managing Owner and the Distributor. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner and the Distributor without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Fund of $500 per order to create or redeem Baskets. In turn, the Fund pays this transaction fee to the Master Fund, which then pays such fee to the Distributor. After the initial offering period, Authorized Participants who purchase Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares. During the initial offering period, the Fund will rebate to each Authorized Participant who submits an order to purchase one or more Baskets during the initial offering period an upfront selling commission in an amount equal to 3.00% of the aggregate amount of all orders to purchase Baskets received from such Authorized Participants during the initial offering period to compensate such Authorized Participants for their selling efforts in respect of the Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934 (the Exchange Act) and regulated by the NASD, or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this prospectus, Deutsche Bank Securities Inc., an affiliate of the Managing Owner which also serves as the Master Fund’s clearing broker, [                    ], [                    ] have each signed a Participant Agreement with the Managing Owner and Administrator, and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not

Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Administrator has agreed to reimburse the Authorized Participants, solely from and to the extent of the Master Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Fund’s Trust Declaration and the form of Participant Agreement for more detail. The Fund’s Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Distributor to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of required payment

The total payment required to create each Basket during the initial offering period is $5 million and during the continuous offering period is the Net Asset Value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the purchase order date. Baskets will be issued as of noon, New York time, on the Business Day immediately following the purchase order date at either $25 per Share during the initial offering period or at net asset value per Share as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the purchase order date during the continuous offering period, but only if the required payment has been timely received.

Rejection of purchase orders

The Administrator may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner or the Distributor make it, for all practical purposes, not feasible to process creations of Baskets.

The Distributor and the Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in numbers equal to at least one Basket and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Redemptions will not be permitted during the initial offering period.

Determination of redemption proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

Delivery of redemption proceeds

The redemption proceeds due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Distributor receives the fee applicable to the extension of the redemption distribution date which the Distributor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Distributor is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Distributor and the Managing Owner may from time to time agree upon.

Suspension or rejection of redemption orders

The Distributor may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. Neither the Distributor nor the Managing Owner will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Distributor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation And Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Fund of $500 per order to create or redeem Baskets. In turn, the Fund pays this transaction fee to the Master Fund, which then pays such fee to the Administrator. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Administrator with consent from the Managing Owner. The Administrator shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

The Managing Owner has no current intention of making any distribution from the profits of the Shares to its Shareholders.

To the extent required by the applicable CFTC rules, the Managing Owner will send a monthly brokerage statement to each Shareholder that includes a description of performance during such prior month as sets forth, among other things, the brokerage commissions in respect of such Shares during such month and on a year-to-date basis.

THE COMMODITY BROKER

A variety of executing brokers will execute futures transactions on behalf of the Master Fund. Such executing brokers will give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which will serve as the Master Fund’s clearing broker, or Commodity Broker. The Commodity Broker is an affiliate of Deutsche Bank AG. In its capacity as clearing broker, the Commodity Broker will execute and clear each of the Master Fund’s futures transactions and will perform certain administrative services for the Master Fund. Deutsche Bank Securities Inc. is also registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

There is no litigation pending regarding Deutsche Bank Securities Inc. that would materially adversely affect its ability to carry on its commodity futures and options brokerage business.

Additional or replacement Commodity Brokers may be appointed in respect of the Fund in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund and the Master Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources properly to manage the business and affairs of the Fund and the Master Fund consistent with its or their respective fiduciary duties to the Fund and the Master Fund and others.

Relationship of the Managing Owner to the Commodity Broker

The Managing Owner and the Commodity Broker are wholly-owned subsidiaries of Deutsche Bank AG. The Commodity Broker receives a brokerage commission for futures interests transactions effected for the Master Fund. Also, affiliates of the Managing Owner, as the counterparty on the Master Fund’s forward trades, will attempt to earn a mark-up, spread, or other profit on each forward contract trade which is separate from the brokerage fees paid by the Master Fund to the Commodity Broker. Customers of the Commodity Broker who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Master Fund.

The Managing Owner has a disincentive to replace the Commodity Broker as the Master Fund’s broker because it is an affiliate of the Managing Owner. In connection with this conflict of interest, Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from the Master Fund for serving as the Master Fund’s commodity broker.

The Master Fund may enter into forward contracts with Deutsche Bank AG as the sole counterparty. The performance of OTC contracts (such as forward contracts) is not guaranteed by any exchange or clearing house. Accordingly, the Master Fund may incur substantial losses if Deutsche Bank AG, acting as sole counterparty to such transactions, is unable or unwilling to perform. No independent party participated in the selection of the Master Fund’s forward contract counterparty and, accordingly, the Master Fund will be subject to the creditworthiness of the Forward Counterparty and/or its affiliates. Furthermore, “bid-ask” spreads are incorporated in the price of all OTC forward contracts executed by the Master Fund and the Forward Counterparty will benefit from such spreads. Principals in the forward markets, including the Forward Counterparty, have no obligation to continue to make markets in such contracts.

The Managing Owner and the Commodity Broker may, from time to time, have conflicting demands in respect of their obligations to the Master Fund and to the Fund and, in the future, to other commodity pools and accounts. It is possible that future pools that the Managing Owner may be come involved with may generate larger brokerage commissions, resulting in increased payments to employees.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

The Commodity Broker

The Commodity Broker may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage and forward trading services provided to the Master Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Master Fund or may compete with the Master Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Master Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Master Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Master Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Master Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Master Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Master Fund.

Proprietary Trading/Other Clients

The Managing Owner, the Commodity Broker and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Master Fund or may compete with the Master Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Master Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, the Commodity Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of the Master Fund, prospective investors should be aware that—as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty—such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Master Fund.

No Distributions

The Managing Owner has discretionary authority over all distributions made by the Fund. In view of the Fund’s objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions, but, has the sole discretion to do so from time-to-time. Greater management fees will be generated to the benefit of the Managing Owner if the Fund’s assets are not reduced by distributions to the Shareholders.

DESCRIPTION OF THE SHARES AND THE MASTER FUND UNITS;

CERTAIN MATERIAL TERMS OF THE TRUST DECLARATIONS

The following summary describes in brief the Shares and the Master Fund Units and certain aspects of the operation of the Fund and the Master Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and Master Fund and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Forms of Declarations of Trust filed as exhibits to the registration statement of which this prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the applicable Trust Declaration.

Description of the Shares and the Master Fund Units

The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares will be listed on the Amex under the symbol “DBC.”

After the initial offering period, the Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 200,000 Shares, or Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

The Fund will invest the proceeds of its offering of Shares in the Master Fund. The Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. Master Fund Units may be purchased or redeemed on a continuous basis, but only by the Fund and only in blocks of 200,000 Master Fund Units, or Master Unit Baskets. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Principal Office; Location of Records

Each of the Fund and the Master Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund and Master Fund are managed by the Managing Owner, whose office is located 60 Wall Street, New York, New York 10005, telephone: (212) 250-5883. The books and records of the Fund and the Master Fund are located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Declarations of Trust. The Managing Owner will maintain and preserve the books and records of the Fund and the Master Fund for a period of not less than six years.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund and Master Fund. The Trustee’s principal offices are located Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund and Master Fund are limited to its express obligations under the Trust Declarations.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Declaration.

The Trustee serves as the sole trustee of the Fund and the Master Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund and the Master Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund or the Master Fund, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund and the Master Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Declarations provides that the Trustee is compensated by the Fund or Master Fund, as appropriate, and is indemnified by the Fund or Master Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or Master Fund, as appropriate, or the performance of its duties pursuant to the Trust Declarations, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund, the Master Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Declaration.

Under each Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund or the Master Fund, other than certain limited voting rights as set forth in each Trust Declaration. In the course of its management of the business and affairs of the Fund and the Master Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund or Master Fund, as appropriate.

Because the Trustee has delegated substantially all of its authority over the operation of the Fund and the Master Fund to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The Managing Owner

Background and Principals

DB Commodity Services LLC, a Delaware limited liability company, is the Managing Owner of the Fund and the Master Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Fund and Master Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator and commodity trading advisor since June 7, 2005 and is a member in good standing of the NFA in such capacity. Its principal place of business is 60 Wall Street, New York, New York 10005, telephone number (212) 250-5883. The Managing Owner is a wholly-owned subsidiary of DB U.S. Financial Markets Holding Corporation, which is a wholly-owned, indirect subsidiary of Deutsche Bank AG. DB U.S. Financial Markets Holding Corporation has been a principal of the Managing Owner since June 7, 2005. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Fund or the Master Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Principals and Key Employees

Kevin Rich, Noam Berk and Robert Lazarus serve as the Chief Executive Officer, Treasurer and Compliance Officer of the Managing Owner, respectively.

The Managing Owner is managed by a Board of Managers. The Board of Managers is comprised of Messrs. Rich, Berk and Lazarus.

Kevin Rich joined Deutsche Bank AG in June 2003 and serves as a Director in the Commodities

Asset Structuring Group with responsibility for providing commodity-based investor solutions to the DB sales force in the Americas. Mr. Rich serves as an associated person and principal of the Managing Owner. Prior to joining Deutsche Bank, Mr. Rich was a Regional Vice President from November 2002 through May 2003 in Product Distribution for Claymore Securities, Inc. (“Claymore”), responsible for distribution of closed-end funds and unit investment trusts in the State of New York. Mr. Rich acted as an independent product development consultant prior to joining Claymore (August through October, 2002). From January 2000 through July 2002, Mr. Rich worked at Lehman Brothers, Inc. Mr. Rich served in several roles supporting the equities, fixed income and investment banking product lines. Mr. Rich received his MBA in Finance from the New York University Leonard N. Stern School of Business in 1996 and his Bachelors of Science in Business Administration from Taylor University in Upland, Indiana in 1983.

Noam Berk served as a Vice President in the Project and Structured Finance Group of Deutsche Bank AG from January 2000 through June 2003. Mr. Berk joined the Commodities Structuring Group of Deutsche Bank AG in June 2003. Mr. Berk has been a Director of the Commodities Structuring Group since February 2005 and is responsible for providing for a wide range of structured commodity products to Deutsche Bank’s corporate and institutional client base. Mr. Berk serves as a principal of the Managing Owner. Mr. Berk received his MBA in Finance from Columbia Business School in 1996, a Master of Arts from the University of North Carolina at Chapel Hill in 1993 and a Bachelors of Arts from Rutgers University in 1991.

Robert Lazarus joined Deutsche Bank Securities Inc. in November 2003 as a Commodities and Futures Compliance Officer. His role was expanded in June 2004 to include Foreign Exchange compliance responsibilities. Mr. Lazarus became a Director in February 2005. From March 2001 through September 2003, Mr. Lazarus was the Compliance Officer responsible for Commodities and Futures for Barclays Capital Inc. Mr. Lazarus was on sabbatical during October 2003. From January 2000 to March 2001, Mr. Lazarus held positions including, Director—Head of Exchange Traded Derivatives and also Head of Capital Markets Fixed Income Compliance at PaineWebber Inc./UBS Securities Inc. Mr. Lazarus serves as a principal of the Managing Owner. Mr. Lazarus received his B.B.A. from Bernard M. Baruch College in 1983.

Fiduciary Obligations of the Managing Owner

As managing owner of the Fund and the Master Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund and the Master Fund, consistent with the terms of the Trust Declarations. A form of each of the Trust Declarations is filed as an exhibit to the registration statement of which this prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund and the Master Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund and the Master Fund, as set forth herein and in the Trust Declarations (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declarations provide that the Managing Owner and its affiliates shall have no liability to the Fund or the Master Fund or to any Shareholder for any loss suffered by the Fund or the Master Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund or the Master Fund, as applicable, and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties. The Fund and the Master Fund have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund and the Master Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund or the Master Fund, as applicable.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund and the Master Fund.

Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Fund and the Master Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund and Master Fund

The Managing Owner has made and expects to maintain an aggregate investment of $[            ] in the Fund and the Master Fund. No principal has an ownership or beneficial interest in either the Fund or the Master Fund.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund or the Master Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, and may amend the Trust Declaration of the Fund, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Fund. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in the Fund or Master Fund, are non-voting.

The Managing Owner has the right unilaterally to amend the Trust Declaration provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances—for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Fund and the Master Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Fund and the Master Fund have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declarations provide that no written obligation may be undertaken by the Fund or Master Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each of the Fund and Master Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of the Fund and the Master Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such investors reside.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular Shareholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged—although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares will trade on the Amex and provide institutional and retail investors with direct access to the Fund. The Fund will hold no investment assets other than Master Fund Units. The Master Fund trades with a view to tracking the Index over time, less expenses. The Fund’s Shares may be bought and sold on the Amex like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Fund’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

As of the end of each month and as of the end of each Fiscal Year, the Managing Owner will furnish you with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Fund and the Master Fund. You also will be provided with appropriate information to permit you (on a timely basis) to file your United States federal and state income tax returns with respect to your Shares.

The Managing Owner will notify Shareholders of any change in the fees paid by the Fund and the Master Fund or of any material changes to the Fund or the Master Fund. Any such notification shall include a description of Shareholders’ voting rights.

Net Asset Value

Net asset value means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open commodity futures contracts, and any other credit or debit accruing to the Master Fund but unpaid or not received by the Master Fund. All open commodity futures contracts traded on a United States exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular commodity futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a commodity futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a commodity futures contract traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the most recent day on which the position could have been liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by the Master Fund shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which net asset value is being determined; provided further, that if such quotations are not available on such date, the mean between the last bid and asked prices on the most recent day on which such quotations were available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Master Fund’s commodity brokerage account will be accrued at least monthly. The amount of any distribution will be a liability of the Master Fund from the day when the distribution is declared until it is paid.

Net asset value per Master Fund Unit is the net asset value of the Master Fund divided by the number of outstanding Master Fund Units. Because there will be a one-to-one correlation between Shares and Master Fund Units, the net asset value per Share and the net asset value per Master Fund Unit will be equal.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Managing Owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a Managing Owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•	In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

•	The Fund becomes insolvent or bankrupt.

•	The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•	The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Fund because the aggregate net asset value of the Fund as of the close of business on any business day declines below $10 million.

•	The Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

THE ADMINISTRATOR

The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York as the administrator of the Fund and the Master Fund and has entered into an Administration Agreement in connection therewith.

The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place - 12 East, Brooklyn, N.Y. 11217. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York by calling the following number: (718) 315-4412. A copy of the Administration Agreement is available for inspection at The Bank of New York’s trust office identified above.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Administrator’s monthly fees of 0.08% per annum are paid by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid indirectly by the Authorized Participants and not by the Fund or the Master Fund.

THE DISTRIBUTOR

The Managing Owner, on behalf of the Fund and the Master Fund, has appointed ALPS Distributors, Inc. or ALPS, to assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets. Such services will include the following: review of distribution-related legal documents and contracts; coordination of processing of Basket creations and redemptions; coordination and assistance with maintenance of creation and redemption records; consultation with the marketing staff of the Managing Owner and its affiliates with respect to NASD compliance in connection with marketing efforts; review and filing of marketing materials with the NASD; consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies; and 800 line telephone servicing. The Managing Owner out of the Management Fee, will pay the Distributor approximately $50,000 per annum, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties on behalf of the Fund and the Master Fund. ALPS is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider for administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. ALPS provides distribution services and has approximately $120 billion in client assets under distribution.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Commodity Broker and the Master Fund entered into a brokerage agreement, or Brokerage Agreement. As a result the Commodity Broker:

•	acts as the clearing broker;

•	acts as custodian of the Master Fund’s assets; and

•	performs such other services for the Master Fund as the Managing Owner may from time to time request.

As clearing broker for the Master Fund, the Commodity Broker receive orders for trades from the Managing Owner.

Confirmations of all executed trades are given to the Master Fund by the Commodity Broker. The Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:

•	all funds, commodities and open or cash positions carried for the Master Fund will be held as security for the Master Fund’s obligations to the Commodity Broker;

•	the margins required to initiate or maintain open positions will be as from time to time established by the Commodity Broker and may exceed exchange minimum levels; and

•	the Commodity Broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Master Fund.

As custodian of the Master Fund’s assets, the Commodity Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Master Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Master Fund.

Administrative functions provided by the Commodity Broker to the Master Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the Brokerage Agreement between the Commodity Broker and the Master Fund is in effect, the Commodity Broker will not charge the Master Fund a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee.

The Brokerage Agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by the Master Fund or the Commodity Broker without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change the Master Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

The Brokerage Agreement provides that neither the Commodity Broker nor any of its managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by the Master Fund other than as a result of the Commodity Broker’s gross negligence or reckless or intentional misconduct or breach of such agreement.

Administration Agreement

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including net asset value calculations, accounting and tax reporting services and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by either the Fund or Master Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event shall the Administrator be liable to either the Fund or Master Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.

Both the Fund and Master Fund shall indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by either the Fund or Master Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Registration Statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund or Master Fund, or arising out of transactions or other activities of the Fund or Master Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither the Fund nor Master Fund shall indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity shall be a continuing obligation of both the Fund and Master Fund, their successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, each of the Fund or Master Fund shall indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund or Master Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Fund or Master Fund or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Fund or Master Fund or its own counsel; (iv) any improper use by the Fund or Master Fund or their agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by the Fund or Master Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or Master Fund or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund or Master Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Fund or Master Fund; (b) the taxable nature or effect on the Fund or Master Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund or Master Fund to their shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund or Master Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Fund has appointed the Custodian as custodian of all its securities and cash at any time delivered to Custodian during the term of the Global Custody Agreement, or Custody Agreement, and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement. The Custodian shall maintain books and records segregating the assets.

Either party may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund shall pay to the Custodian such compensation as may be due to the Custodian, and shall likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian shall follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as Customer shall give; provided, that (a) the Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any securities or cash remain in any account, Custodian may deliver to Customer such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian shall have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian shall take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to Fund shall be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event shall the Custodian be liable to Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Fund shall indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian shall, or shall instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by Fund; provided however, that Fund shall not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Transfer Agent will serve as the Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and shall automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•	Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•	The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Trust and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust.

The Transfer Agent shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event shall the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

•	All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	The Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Fund hereunder.

•	The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund on behalf of the Fund.

•	The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Agreement

The Distributor will assist the Managing Owner and the Administrator with certain functions and duties relating to the creation and redemption of Baskets.

The date of the Distribution Agreement shall be the effective date and such Agreement shall continue until two years from such date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Fund’s Managing Owner or otherwise as provided under the Distribution Agreement. The Distribution Agreement is terminable without penalty on sixty days’ written notice by the Fund’s Managing Owner or by the Distributor. The Distribution Agreement shall automatically terminate in the event of its assignment.x

Pursuant to the Distribution Agreement, the Fund shall indemnify the Distributor as follows:

The Fund indemnifies and holds harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, statement of additional information, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act or any other statute or the common law. However, the Fund does not indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case

•	is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or

•	is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent).

However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s), defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares upon their original issuance and does not address special situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies, other than to indicate that income from the Master Fund can be treated as from a qualified PTP within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents), in the opinion of Sidley Austin Brown & Wood LLP, the Fund will not be classified as an association taxable as a corporation. As a result, for tax purposes, you will be treated as the beneficial owner of a pro rata portion of the interests in the Master Fund held by the Fund. The Fund intends to take the position that it is a grantor trust for Federal income tax purposes, although it is possible that the IRS might disagree and choose to treat it as a partnership or disregarded entity. While such recharacterization would impact the manner in which income is reported to Shareholders, it should not materially impact the tax treatment of Shareholders as described herein. If the Managing Owner determines, based on a challenge to the Fund’s tax status or otherwise, that the existence of the Fund results or is reasonably likely to result in a material tax detriment to Shareholders, then the Managing Owner may, among other things, agree to dissolve the Fund and transfer the Master Fund interests to Shareholders in exchange for their Shares.

Status of the Master Fund

A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (“qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Master Fund) a principal activity of which is the buying and selling of commodities, futures or forward contracts with respect to commodities, income and gains derived from commodities, or futures, forward contracts with respect to commodities. The Master Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents) and based upon factual representations made by the Master Fund, in the opinion of Sidley Austin Brown & Wood LLP, the Master Fund will be classified as a partnership for United States federal income tax purposes. The factual representations upon which Sidley Austin Brown & Wood LLP has relied are: (a) the Master Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, more than 90% of the Master Fund’s gross income will be qualifying income.

There can be no assurance that the United States Internal Revenue Service, or IRS, will not assert that the Master Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the company for United States federal income tax purposes or whether the Master Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Master Fund’s operations and the facts existing at the time of future determinations. However, the Master Fund’s Managing Owner will use its best efforts to cause the operation of the Master Fund in such manner as is necessary for the Master Fund to continue to meet the qualifying income exception.

If the Master Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Master Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the Shareholders in liquidation of their interests in the company. This contribution and liquidation generally should be tax free to Shareholders and the Master Fund so long as the Master Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Master Fund would be treated as a corporation for United States federal income tax purposes. If the Master Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made to the Fund would be treated as taxable dividend income, to the extent of the Master Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each Shareholder’s tax basis in its Shares, or taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Master Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on Sidley Austin Brown & Wood LLP’s opinion that the Master Fund will be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of the Master Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to include income without a corresponding current receipt of cash if the Master Fund generates taxable income but does not make cash distributions. The Master Fund’s taxable year will end on December 31 unless otherwise required by law. The Master Fund will use the accrual method of accounting.

Fund Shareholders will take into account their share of ordinary income realized by the Master Fund from accruals of interest on Treasury Bills (“T-Bills”) held in the Master Fund portfolio. The Master Fund may hold T-Bills with “original issue discount”, in which case Fund Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Master Fund may also acquire T-Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund Shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Master Fund.

The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts and certain non-U.S. currency forward contracts. It is expected that the futures on the Index held by the Master Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Master Fund at the end of a taxable year of the Master Fund will be treated for United States federal income tax purposes as if they were sold by the Master Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Master Fund’s obligations under such contracts), must be taken into account by the Master Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Master Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions are met. Thus, Shareholders of Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Master Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

Allocation of the Master Fund’s Profits and Losses

For United States federal income tax purposes, a Shareholder’s distributive share of the Master Fund’s income, gain, loss, deduction and other items will be determined by the Master Fund’s Trust Declaration, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” The Master Fund believes that, subject to the discussion below, the allocations pursuant to the Master Fund’s Trust Declaration should be considered to have substantial economic effect.

If the allocations provided by the Master Fund’s Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for United States federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Master Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could be adversely impact you.

Monthly Allocation and Revaluation Conventions

In general, the Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the holders of Fund Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Fund Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Master Fund’s monthly convention for allocating income and deductions. If this were to occur, the Master Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Master Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master Fund’s assets. This will result in the allocation of items of the Master Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Master Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Master Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Master Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Master Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master Fund’s assets based on the lowest fair market value of the assets during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Master Fund’s assets at the time it acquires the Shares or (ii) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Master Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Master Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Master must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Manager is authorized to revise the Master Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Master Fund.

Section 754 Election

The Master Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by the Master Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Master Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Master Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Master Fund’s assets associated with all of the other Shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Master Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, if the Master Fund makes the election under Code Section 754, it is expected that the Master Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Master Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Master Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, the Master Fund will be required to obtain information regarding each holder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Master Fund will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Master Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Master Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Master Fund Interests and its share of inside basis.

Constructive Termination

The Master Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Master Fund’s taxable year for all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the Master Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in his taxable income for the year of termination. The Master Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Master Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Master Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder’s tax basis in the partnership interests it is treated as owning (see “—Tax Basis in Partnership Interests” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the shares (see “—Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting) generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket of Shares. If the Master Fund disposes of assets in connection with the redemption of a Basket of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to you. An Authorized Participant’s creation or redemption of a Basket of Shares also may affect your share of the Master Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to you on the a sale or disposition of portfolio assets by the Master Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares, it will be treated for United States federal income tax purposes as transferring its pro rata share of the partnership interests held by Fund. If such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the partnership interests deemed sold. The amount realized will include the U.S. Shareholder’s share of the Master Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Master Fund Units deemed sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

Tax Basis in Master Fund Units

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in the Master Fund Units it is treated as holding will be increased by (a) the U.S. Shareholder’s share of the Master Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Master Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in the Fund Shares it is treated as holding will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Master Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Master Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Master Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that Shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the Master Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Fund Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Master Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Master Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees the Master Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 60 months. The Master Fund has not yet determined whether it will make such an election. A U.S. Shareholder’s distributive share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 60-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary Regulations, income or loss from the Master Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or gains from the Master Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, the Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Master Fund Units treated as owned by each of them as of the close of the last trading day of the preceding month. With respect to any Master Fund Unit that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Master Fund Unit (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Master Fund Unit for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to the Master Fund’s convention for allocating income and deductions. In that event, the Master Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Master Fund’s convention, the IRS may contend that taxable income or losses of the Master Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Master Fund’s Managing Owner is authorized to revise the Master Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by the Fund and the Master Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s Shares. The Master Fund will file a partnership return with the IRS and intends to issue a Schedule K 1 to the trustee on behalf of the Shareholders. The trustee of Funds intends to report to you all necessary items on a tax information statement or some other form as required by law. If you hold your Shares through a nominee (such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that we will make available directly to you. Each holder of Shares hereby agrees to allow brokers and nominees to report to the Master Fund its name and address and such other information as may be reasonably requested by the Master Fund for purposes of complying with its tax reporting obligations. We note that, given the lack of authority addressing structures similar to that of Fund and the Master Fund, it is not certain that the IRS will agree with the manner in which tax reporting by Fund and the Master Fund will be undertaken. Furthermore, Shareholders should be aware that Regulations have been proposed which, if finalized, could alter the manner in which tax reporting by Fund and any nominee will be undertaken.

Treatment of Securities Lending Transactions involving Shares

A Shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of Master Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Master Fund’s Trust Declaration the Managing Owner will be appointed the “tax matters partner” of the Master Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Master Fund’s Trust Declaration to notify all U.S. Shareholders of any United States federal income tax audit of the Master Fund, will have the authority under the Trust Declaration to conduct any IRS audits of the Master Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ United States federal income tax liabilities with respect to Master Fund items.

A United States federal income tax audit of the Master Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Master Fund as well as to the Master Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or the Master Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Master Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Master Fund, withheld on payments made to us or paid by us on behalf of Fund Shareholders. If a Shareholder elects to claim foreign tax credit, it must include in its gross income, for United States federal income tax purposes, both its share of the Master Fund’s items of income and gain and also its share of the amount which is deemed to be the Shareholder’s portion of foreign income taxes paid with respect to, or withheld from, dividends, interest or other income derived by the Master Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. The Code imposes a required holding period on stock for U.S. Shareholders to be eligible to claim such credits. Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Master Fund or the Shareholders (1) if a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, (2) if the Master Fund’s activities result in certain book/tax differences, or (3) possibly in other circumstances. Furthermore, the Master Fund’s material advisers could be required to maintain a list of persons investing in the Master Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

A non-U.S. Shareholder will not be subject to United States federal income tax on such Shareholder’s distributive share of the Master Fund’s income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to United States federal income tax on gains on the sale of Shares in the Master Fund’s or such Shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Master Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Non-U.S. Shareholders will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death. It is unclear whether partnership interests (such as the interests of the Master Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies and Tax-Exempt Organizations

Changes made to the Code by the American Jobs Creation Act of 2004 allow regulated investment companies (“RICs”) to invest up to 25% of their assets in qualified PTPs and to treat amounts received as qualifying income under asset diversification and income source tests applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. The Master Fund anticipates that it will be a qualified PTP and that at all times such RIC investors may treat their respective shares of its income as qualifying income under these rules.

An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Master Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent the Master Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Master Fund during the taxable year. In determining the unrelated debt financed income of the Master Fund, an allocable portion of deductions directly connected with the Master Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from United States federal income tax under the Code for any year in which it has UBTI; in view of the potential for UBTI, the Shares are not a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the United States federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Master Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business.) A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

The Master Fund should not be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized the Master Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in us. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Fund Shares. Because the Master Fund may conduct it business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax may not be subject to these taxes solely by reason of investing in shares based on possible qualification of the Fund as a “portfolio investment partnership” under applicable rules and/or treatment of the Fund as a publicly traded partnership within the meaning of Section 7704 of the Code. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to noncorporate shareholders of Fund Shares who do not furnish the company with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Shares.

PURCHASES BY EMPLOYEE

BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—‘Regulated Investment Companies and Tax-Exempt Organizations’” at page 62. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the equity interest purchased is an “insignificant participation” (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Publicly Offered Security Exception applies with respect to the Shares due to their Amex listing.

The Master Fund will be able to rely on the Insignificant Participation Exception. Because the Publicly Offered Security Exception applies to the Fund’s Shares, the Master Fund’s assets will not be “plan assets.” In turn, because the Fund and the Managing Owner are the only investors in the Master Fund and the assets of the Managing Owner are not “plan assets” either, the Master Fund will not have any plan asset investors, and therefore, qualifies for the Insignificant Participation Exception.

Ineligible Purchasers

Units may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Initial Offering

During the initial offering period, the Shares will be offered for sale, pursuant to Rule 415 of Regulation C under the Securities Act, only to the Authorized Participants in Baskets at $25 per Share ($5 million per Basket). Initially, the Shares will be offered for a period of up to ninety (90) days after the date of this Prospectus (unless extended for up to an additional ninety (90) days in the sole discretion of the Managing Owner). This period may be shorter if the Subscription Minimum is reached before that date and the Managing Owner determines to end the initial offering period early or the offering is terminated by the Managing Owner prior to the end of the initial offering period.

The minimum number of Shares that must be subscribed for by Authorized Persons prior to the commencement of trading, or the Subscription Minimum, is 2,000,000.

Affiliates of the Managing Owner or the Trustee who are Authorized Persons may subscribe for Shares during the initial offering period and any such Shares subscribed for by such persons will be counted for purposes of determining whether the Subscription Minimum has been reached.

Deutsche Bank Securities Inc., an affiliate of the Managing Owner and an Authorized Person, has placed an order to purchase ten Baskets during the initial offering period. Delivery of these Baskets will take place at the conclusion of the initial offering period on the same terms and conditions and in the same manner as other Baskets will be delivered to other Authorized Participants who submit purchase orders for Baskets during the initial offering period. Deutsche Bank Securities, Inc. proposes to offer to the public the 2,000,000 Shares comprising these ten Baskets at a per Share offering price that will vary depending upon, among other factors, on the trading price of the Shares on the Amex at the time of offer. Shares comprising these ten Baskets offered by Deutsche Bank Securities Inc. at different times may have different offering prices. Deutsche Bank Securities, Inc. may submit additional orders to purchase Baskets during the initial offering period. Consequently, the Managing Owner may determine to end the initial offering period at any time prior to [            ], 2005 and will end the initial offering period early if the Fund receives orders to purchase another ten Baskets from other Authorized Participants.

If the offering is terminated by the Managing Owner prior to the end of the initial offering period, all subscription monies will be returned with interest and without deduction for expenses to the subscribing Authorized Participants as promptly as practicable (but in no event more than seven days) after the end of the initial offering period or such earlier date of termination.

Shares are being offered for a minimum initial subscription of $5,000,000. The Shares are being sold initially at $25 per share.

Escrow of Funds

During the initial offering period, funds in the full amount of a purchase order must be received by wire transfer and deposited in an escrow account in the Fund’s name at the Escrow Agent in New York, New York, where such funds will be held during the initial offering period until the funds are turned over to the Master Fund for trading purposes or until the offering is terminated, in which event the subscription amounts will be refunded directly to investors via wire transfer, with interest and without deduction for expenses. The Managing Owner will direct the Escrow Agent to invest the funds held in escrow only in U.S. Treasury obligations or any other investment specified by the Managing Owner that is consistent with the provisions of federal securities laws.

If the offering is cancelled, then as promptly as practicable, the purchase price paid by a subscriber will be promptly returned to the payor of such funds (but in no event more than seven days after the close of the initial offering period).

Continuous Offering Period

After the initial offering period has closed and trading has commenced, the Fund will issue Shares in Baskets to Authorized Participants continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering at any time.

After the initial offering period has closed and trading has commenced, the Master Fund will issue Master Fund Units in Master Unit Baskets to the Fund continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Possibility of Becoming a Statutory Underwriter

The Fund issues Shares in Baskets to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter It is expected that Authorized Participants will avail themselves of any relief that becomes available with respect to being deemed as a statutory underwriter.

Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

The Managing Owner intends to qualify the Shares in certain states and through broker-dealers who are members of the NASD. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with Conduct Rule 2810 of the NASD. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The Fund’s Shares will trade on the Amex under the symbol “DBC.”

AUTHORIZED PARTICIPANTS

As of the date of this prospectus, the following Authorized Participants have executed a Participant Agreement:

[To be added.]

LEGAL MATTERS

Sidley Austin Brown & Wood LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin Brown & Wood LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund and the Master Fund. Sidley Austin Brown & Wood LLP has prepared the section “Federal Income Tax Consequences” and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin Brown & Wood LLP has not represented, nor will it represent, the Fund or the Shareholders in matters relating to the Fund.

EXPERTS

The Statement of Financial Condition of the Fund dated June 16, 2005 included in this Prospectus has been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

The Statement of Financial Condition (Restated) of the Master Fund dated June 16, 2005, and the related Statements of Operations (Restated) and Changes in Net Assets (Restated) for the period from May 23, 2005 (inception) through June 16, 2005 included in this Prospectus have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

The Statement of Financial Condition of DB Commodity Services LLC, the Managing Owner, dated June 16, 2005 included in this Prospectus has been audited by KPMG LLP, independent auditors, as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Fund and the Master Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION

AND ANNUAL REPORTS

Pursuant to applicable CFTC regulations, prospective subscribers for Shares must receive recent financial information (current within 60 calendar days), as well as its most recent Annual Report (due by March 30 of each year, in respect of the prior year), together with this Prospectus, unless the material that would be otherwise included in such Report or information has been included herein.

PRIVACY POLICY OF

THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax advisor, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

I NDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Commodity Index Tracking Fund:

We have audited the accompanying statement of financial condition of DB Commodity Index Tracking Fund (the Fund) as of June 16, 2005. This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB Commodity Index Tracking Fund as of June 16, 2005, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

July 27, 2005

DB COMMODITY INDEX TRACKING FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

June 16, 2005

Assets
Cash and cash equivalents	$1,000

Total assets	$1,000

Liabilities and Fund Capital
Fund Capital:
General Units—40 General Units	$1,000

Total fund capital	$1,000

Total liabilities and fund capital	$1,000

See accompanying notes to statement of financial condition.

DB COMMODITY INDEX TRACKING FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

June 16, 2005

(1) Organization

The DB Commodity Index Tracking Fund (the Fund), an indirect wholly-owned subsidiary of Deutsche Bank AG, was formed as a Delaware statutory trust on May 23, 2005, and has not yet commenced operations. The Fund will offer common units of beneficial interest (the Shares). The only capital contributed to the Fund as of June 16, 2005 is a capital contribution of $1,000 by Deutsche Bank AG whereby 40 General Units were issued to Deutsche Bank AG for its capital contribution.

The proceeds of the offering of Shares will be invested in DB Commodity Index Tracking Master Fund (the Master Fund). The Master Fund actively will trade exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index™—Excess Return, or the Index, with a view to tracking the performance of the Index over time. The Master Fund also may use forward contracts referencing the Index or one or more of the Index Commodities. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index is intended to reflect the performance of certain commodities. The commodities comprising the Index, or the Index Commodities, are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat.

DB Commodity Services LLC (the Managing Owner), a wholly owned subsidiary of Deutsche Bank AG, serves as the managing owner, commodity pool operator, and commodity trading advisor of the Master Fund and the Fund. The Managing Owner and the Shareholders will share in any profits and losses of the Fund attributable to the Fund in proportion to the percentage interest owned by each.

(2) Summary of Significant Accounting Policies

(a) Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America.

(b) Use of Estimates

The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c) Cash and cash equivalents

The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d) Income Taxes

No provision for Federal, state, and local income taxes has been made in the accompanying statement of financial condition, as investors are individually responsible for their own tax payments.

DB COMMODITY INDEX TRACKING FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

June 16, 2005

(3) The Offering of the Shares

Shares may be purchased from the Fund only by Authorized Participants in one or more blocks of 200,000 Shares, called a Basket. The Fund will accept subscriptions for Shares in Baskets only from Authorized Participants at $25 per Share ($5 million per Basket) during the initial offering period. After the initial offering period, the Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

The minimum number of Shares that must be subscribed for by Authorized Persons prior to the commencement of trading, or the Subscription Minimum, is 2,000,000 or $50 million.

Subscription funds received during the initial offering period will be deposited in an escrow account and held there until the funds are either released for investment in the Master Fund for trading purposes or returned to the payors of such funds. An Authorized Participant’s escrowed subscription funds will earn interest, which will be retained by the Fund for the benefit of all investors unless such subscription is rejected, in which case the interest attributable to such subscription amount will be paid to such Authorized Person upon the return of the subscription amount.

(4) Operating Expenses, Organizational and Offering Costs

Pursuant to the Amended and Restated Declaration of Trust and Trust Agreement, the Master Fund has agreed to assume all of the Fund’s expenses and costs of each and every type whatsoever, although organizational and offering costs will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund as described in the Prospectus. In addition, the Fund will rebate upfront selling commissions in an amount equal to 3.00% of the aggregate amount of all subscriptions for Shares during the initial offering period.

(5) Termination

The term of the Fund is perpetual (unless terminated earlier in certain circumstances).

(6) Redemptions

On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Distributor receives a valid redemption order is the redemption order date. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in amounts equal to at least one Basket and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the

DB COMMODITY INDEX TRACKING FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

June 16, 2005

redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

Redemptions will not be permitted during the initial offering period.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the redemption order date. The Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Administrator and the Managing Owner may from time to time agree upon.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB Commodity Index Tracking Master Fund:

We have audited the accompanying statement of financial condition of DB Commodity Index Tracking Master Fund (the Master Fund) as of June 16, 2005, and the related statements of operations and changes in net assets for the period from May 23, 2005 (inception) through June 16, 2005. These financial statements are the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DB Commodity Index Tracking Master Fund as of June 16, 2005, and the results of its operations and changes in its net assets for the period from May 23, 2005 (inception) through June 16, 2005, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2, the financial statements of the Master Fund have been restated as of June 16, 2005, and for the period from May 23, 2005 (inception) through June 16, 2005.

/s/    KPMG LLP

New York, New York

July 27, 2005

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition (Restated)

June 16, 2005

Assets
Cash and cash equivalents	$1,000

Total assets	$1,000

Liabilities and Unitholder’s Deficit
Due to Deutsche Bank AG	$650,000

Total liabilities	650,000

Unitholder’s Deficit:
General Units—40 General Units	1,000
Additional paid in capital	650,000
Capital contribution due from DBAG	(650,000)

Additional paid in capital, net	—

Accumulated deficit	(650,000)

Total unitholder’s deficit	(649,000)

Total liabilities and unitholder’s deficit	$1,000

See accompanying notes to financial statements.

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Operations (Restated)

For the Period from May 23, 2005 (inception) through June 16, 2005

Expenses
Organizational Costs	$650,000

Net Investment Loss	650,000

Decrease in net assets resulting from operations	$650,000

See accompanying notes to financial statements.

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Changes in Net Assets (Restated)

For the Period from May 23, 2005 (inception) through June 16, 2005

	General Units		Additional Paid-in- Capital	Capital Contribution due from DBAG	Accumulated Deficit	Total Unitholder’s Deficit
	Units	Amount
Balance at May 23, 2005	—	$—	—	—	—	—
Sale of General Units	40	1,000	—	—	—	1,000
Additional paid-in-capital due from Deutsche Bank AG	—	—	650,000	(650,000)	—	—
Decrease in net assets resulting from operations	—	—	—	—	(650,000)	(650,000)

Balance at June 16, 2005	40	$1,000	650,000	(650,000)	(650,000)	(649,000)

See accompanying notes to financial statements.

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

June 16, 2005

(1) Organization

The DB Commodity Index Tracking Master Fund (the Master Fund) was formed as a Delaware statutory trust on May 23, 2005, and has not yet commenced operations. The Master Fund will offer units of beneficial interest (the Units), and the sole Unitholders will be DB Commodity Index Tracking Fund (the Fund) and the Managing Owner. The only capital contributed to the Master Fund as of June 16, 2005 is a capital contribution of $1,000 by Deutsche Bank AG whereby 40 General Units were issued to Deutsche Bank AG for its capital contribution. DB Commodity Services LLC (the Managing Owner), a wholly owned subsidiary of Deutsche Bank AG, serves as the managing owner, commodity pool operator, and commodity trading advisor of the Master Fund and the Fund. The Managing Owner and the Unitholders will share in any profits and losses of the Master Fund attributable to the Master Fund in proportion to the percentage interest owned by each.

The Master Fund will invest the proceeds from the offering of Units actively by trading exchange traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index™—Excess Return, or the Index, with a view to tracking the performance of the Index over time. The Master Fund also may use forward contracts referencing the Index or one or more of the Index Commodities. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities.

The Index is intended to reflect the performance of certain commodities. The commodities comprising the Index, or the Index Commodities, are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat.

(2) Restatement of Financial Statements

The financial statements have been restated to record $650,000 of organization expenses and the liability related to amounts incurred by Deutsche Bank AG on behalf of the Master Fund. Because the organization expenses of $650,000 have yet to be paid by Deutsche Bank AG, this amount has been classified as contra-equity on the statement of financial condition as of June 16, 2005.

(3) Summary of Significant Accounting Policies

(a) Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America.

(b) Use of Estimates

The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c) Cash and cash equivalents

The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

June 16, 2005

(d) Income Taxes

No provision for Federal, state, and local income taxes has been made in the accompanying statement of financial condition, as investors are individually responsible for their own tax payments.

(4) The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units, called a Master Unit Basket. Master Fund Units will be offered at $25 per Master Fund Unit ($5 million per Master Unit Basket) during the initial offering period. After the initial offering period, the Master Fund will issue Master Fund Units in Master Unit Baskets only to the Fund continuously as of noon, New York time on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the day that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(5) Operating Expenses, Organizational and Offering Costs

Pursuant to the Amended and Restated Declaration of Trust and Trust Agreement, the Master Fund has agreed to assume all of the Fund’s expenses and costs of each and every type whatsoever, although organizational and offering costs will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund as described in the Prospectus.

(a) Management Fee

The Master Fund will pay the Managing Owner a management fee, or Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of Master Fund. No separate management fee will be paid by the Fund. The Management Fee will be paid in consideration of the grant of Deutsche Bank AG’s revocable license to use Deutsche Bank AG’s name and the Index in addition to commodity futures trading advisory services.

(b) Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner or Deutsche Bank AG. If the Fund and the Master Fund terminate before the Managing Owner or Deutsche Bank AG have been fully reimbursed for any of the foregoing expenses, the Managing Owner or Deutsche Bank AG will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

June 16, 2005

will the aggregate amount of payments by the Master Fund to the Managing Owner or Deutsche Bank AG in respect of reimbursement of organizational or offering expenses exceed 0.50% per annum of the net asset value of the Master Fund.

Should the Master Fund and the Fund not commence operations, none of the organization and offering costs will be reimbursed by the Master Fund. Approximately $650,000 of organization costs have been incurred by Deutsche Bank AG on behalf of the Fund, which have been recorded as due to Deutsche Bank AG on the statement of financial condition at June 16, 2005. Because the organization costs of $650,000 have yet to be paid by Deutsche Bank AG, this amount has been classified as contra-equity on the statement of financial condition as of June 16, 2005.

(c) Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Brokers all brokerage commissions, including applicable exchange fees, licensing fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker is expected to be less than $10.00 per round turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract by contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.40% of the net asset value of the Master Fund in any year.

(d) Routine Operational, Administrative and Other Ordinary Expenses

The Master Fund will pay all of the routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.05% of the net asset value of the Master Fund in any year.

(e) Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses, if any, of the Fund and the Master Fund. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(f) Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the organizational, offering and ordinary ongoing expenses will be paid first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short term fixed income securities on deposit with the Commodity Brokers as margin or otherwise. It is expected that such interest income may be sufficient to cover a significant portion of the fees and expenses of the Fund and the Master Fund.

(6) Termination

The term of the Fund is perpetual (unless terminated earlier in certain circumstances).

DB COMMODITY INDEX TRACKING MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

June 16, 2005

(7) Redemptions

On any business day, the Fund may place an order with the Administrator to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Administrator receives a valid redemption order is the redemption order date. The redemption procedures allows the Fund to redeem Baskets.

The redemption distribution from the Master Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, on the redemption order date. The Master Fund will distribute the cash redemption amount to the Fund at noon, New York time, on the business day immediately following the redemption order date.

The redemption distribution due from the Master Fund is delivered to the Fund at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Baskets on such terms as the Master Fund and the Managing Owner may from time to time agree upon.

Redemptions will not be permitted during the initial offering period.

Independent Auditors’ Report

The Unitholder

DB Commodity Services LLC:

We have audited the accompanying statement of financial condition of DB Commodity Services LLC (the Company) as of June 16, 2005. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit of a statement of financial condition also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB Commodity Services LLC as of June 16, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

New York, New York

July 27, 2005

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

June 16, 2005

Assets
Cash and cash equivalents	$50,000

Total assets	$50,000

Liabilities and Member’s Capital
Member’s Capital:
Member’s Capital	$50,000

Total member’s capital	$50,000

Total liabilities and member’s capital	$50,000

See accompanying notes to statement of financial condition.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

June 16, 2005

(1) Organization and Basis of Presentation

DB Commodity Services LLC (the Company), a Delaware limited liability company, was formed on May 23, 2005 and is an indirect wholly owned subsidiary of Deutsche Bank AG. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company serves as the managing owner of DB Commodity Index Tracking Fund (the Fund) and DB Commodity Index Tracking Master Fund (the Master Fund) and is also the commodity pool operator and commodity trading advisor for the Master Fund and the Fund.

(2) Summary of Significant Accounting Policies

(a) Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America.

(b) Use of Estimates

The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(c) Cash and cash equivalents

The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d) Income Taxes

As the Company has yet to commence operations at June 16, 2005, no provision for United States federal or state income taxes has been made.

(e) Related Party Transactions

Upon commencement of operations of the Master Fund, the Master Fund will pay the Company a management fee equal to 0.95% per annum of the net asset value of the Master Fund in consideration of the grant of Deutsche Bank AG’s revocable license to use Deutsche Bank AG’s name and the Deutsche Bank Liquid Commodity Index™—Excess Return in addition to commodity futures trading advisory services.

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Fund’s shares (the Shares) will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner or

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

June 16, 2005

Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner or Deutsche Bank AG. If the Fund and the Master Fund terminate before the Managing Owner or Deutsche Bank AG have been fully reimbursed for any of the foregoing expenses, the Managing Owner or Deutsche Bank AG will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner or Deutsche Bank AG in respect of reimbursement of organizational or offering expenses exceed 0.50% per annum of the net asset value of the Master Fund.

Should the Master Fund or the Fund not commence operations, none of the organization and offering costs will be reimbursed by the Master Fund. As of June 16, 2005, approximately $650,000 of organization costs have been incurred by Deutsche Bank AG.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

DB COMMODITY INDEX TRACKING FUND

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.

Past performance is not necessarily indicative of future results.

See “ The Risks You Face” beginning at page 15 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE

DOCUMENT AND A STATEMENT OF ADDITIONAL

INFORMATION. THESE PARTS ARE BOUND

TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION

[DATE], 2005

DB Commodity Services LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO DEUTSCHE BANK AG

Deutsche Bank AG is a banking company with limited liability incorporated under the laws of the Federal Republic of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Taunusanlage 12, D-60325 Frankfurt am Main. Deutsche Bank AG originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank, founded in 1870. The merger and the name were entered in the Commercial Register of the District Court in Frankfurt am Main on May 2, 1957.

Deutsche Bank AG is the parent company of the Deutsche Bank Group, consisting of banks, capital market companies, fund management companies and a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has over 1,500 branches and offices engaged in banking business and other financial businesses worldwide.

The objectives of Deutsche Bank AG, as set forth in its Articles of Association, include the transaction of all kinds of banking businesses, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote the objectives of Deutsche Bank AG, in particular, to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of participations in other enterprises, and to conclude enterprise agreements.

The activities of the Deutsche Bank Group include traditional deposit-taking and lending business for private clients, corporate and public sector entities, including mortgage lending, payment transactions, securities brokerage for customers, asset management, investment banking, project finance, structured finance, foreign trade finance, money and foreign exchange dealing, building savings business (Bauspargeschäft), as well as cash management, payment and securities settlement, and payment cards and point-of-sale services.

As of December 31, 2004, the issued share capital of Deutsche Bank AG amounted to euro 1,392,266,870, consisting of 543,854,246 ordinary registered shares without par value. These shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges. They are also listed on the stock exchanges in Amsterdam, Brussels, London, Luxembourg, New York, Paris, Tokyo and Vienna and on the Swiss Exchange.

As of December 31, 2004, the Deutsche Bank Group had total assets of euro 840.1 billion, total liabilities of euro 814.2 billion and shareholders’ equity of euro 25.9 billion. Please refer to Deutsche Bank AG’s Annual Report on Form 20-F, which is incorporated by reference herein, for additional financial information and financial statements relating to the Issuer.

Deutsche Bank AG London is the London branch of Deutsche Bank AG. Deutsche Bank AG, New York branch, is the New York branch of Deutsche Bank AG and operates pursuant to license issued by the Superintendent of Banks of the State of New York on July 14, 1978.

THE FUTURES AND FORWARD MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2005 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2005 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

OTC Spot and Forward Contracts

A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot or currency, usually with a two-day settlement. Contracts for the future delivery of certain commodities may be made through banks or dealers pursuant to what are commonly referred to as “forward contracts.” A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the “spread” between the “bid” and the “ask” prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearing house system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of “offsetting” a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Master Fund will be for speculative rather than for hedging purposes.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side”

of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See “The Risk You May Face—Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.”

Speculative Position Limits

The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the Fund and Master Fund are not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You May Face—Possible Illiquid Markets May Exacerbate Losses.”

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund and the Master Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund and the Master Fund. The Fund and the Master Fund themselves are not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund and the Master Fund themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Master Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by DB Commodity Index Tracking Fund (the “Fund”) and DB Commodity Services LLC (the “Managing Owner”). The Fund and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Fund and the Managing Owner may collect the following types of information concerning investors in the Fund who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, the Commodity Broker, administrators, auditors and the legal advisers of the Fund. Additionally, the Fund and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Fund.

P-1

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount
Securities and Exchange Commission Registration Fee	$58,850
National Association of Securities Dealers, Inc. Filing Fee	50,500
Printing Expenses	200,000
Fees of Certified Public Accountants	50,000
Fees of Counsel	600,000
Miscellaneous Offering Costs
Total	$1,009,350

Item 14. Indemnification of Directors and Officers.

Section 4.7 of the Declaration of Trust and Trust Agreement of each of the Fund and the Master Fund filed as exhibits this Registration Statement and, as amended from time to time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under each Declaration of Trust and Trust Agreement) shall be indemnified by the Fund or the Master Fund, as the case may be, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund or the Master Fund, as the case may be, provided that (i) the Managing Owner was acting on behalf of or performing services for the Fund or the Master Fund, as the case may be, and has determined, in good faith, that such course of conduct was in the best interests of the Fund or the Master Fund, as the case may be, and such liability or loss was not the result of negligence, misconduct, or a breach of the Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under either Declaration of Trust and Trust Agreement shall be from assets of the Fund or the Master Fund, as the case may be.

Item 15. Recent Sales of Unregistered Securities.

(a) Securities Sold.

On June 16, 2005, Deutsche Bank AG purchased 40 general units at $25 per unit for $1,000 of each of DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document
4.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant

4.2	Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant

4.3	Form of Participant Agreement

4.4	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Form of Opinion of Richards, Layton & Finger as to legality

8.1	Form of Opinion of Sidley Austin Brown & Wood LLP as to income tax matters

10.1	Form of Escrow Agreement

10.2	Form of Customer Agreement between DB Commodity Index Tracking Master Fund and Deutsche Bank Securities Inc.

10.3	Form of Administration Agreement

10.4	Form of Global Custody Agreement

10.5	Form of Transfer Agency and Service Agreement

10.6	Form of Distribution Services Agreement

23.1	Consent of Sidley Austin Brown & Wood LLP is included as part of Registration Statement

23.2	Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.3	Consent of Sidley Austin Brown & Wood LLP as tax counsel is included as part of Registration Statement

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm, is included as part of Registration Statement

(b) The following financial statements are included in the Prospectus:

(1) DB Commodity Index Tracking Fund

(i) Statement of Financial Condition dated June 16, 2005

(ii) Notes to Statement of Financial Condition

(2) DB Commodity Index Tracking Master Fund

(i) Statement of Financial Condition (Restated) dated June 16, 2005

(ii) Statement of Operations (Restated) for the period from May 23, 2005 (inception) through June 16, 2005

(iii) Statement of Changes in Net Assets (Restated) for the period from May 23, 2005 (inception) through June 16, 2005

(iv) Notes to Statement of Financial Condition

(3) DB Commodity Services LLC

(i) Statement of Financial Condition dated June 16, 2005

(ii) Notes to Statement of Financial Condition

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and Co-Registrant have duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 5th day of August, 2005.

DB Commodity Index Tracking Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

DB Commodity Index Tracking Master Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and Co-Registrant in the capacities and on the date indicated.

DB Commodity Services LLC, Managing Owner Of Registrant and Co-Registrant

/s/ KEVIN RICH Name: Kevin Rich	Director and Chief Executive Officer (Principal Executive Officer)	August 5, 2005

/s/ NOAM BERK Name: Noam Berk	Director and Treasurer (Principal Financial Officer)	August 5, 2005

/s/ ROBERT LAZARUS Name: Robert Lazarus	Director	August 5, 2005

(Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of DB Commodity Services LLC)

DB Commodity Services LLC, Managing Owner Of Registrant and Co-Registrant

/s/ KEVIN RICH Name: Kevin Rich	Director and Chief Executive Officer (Principal Executive Officer)	August 5, 2005

/s/ NOAM BERK Name: Noam Berk	Director and Treasurer (Principal Financial Officer)	August 5, 2005

/s/ ROBERT LAZARUS Name: Robert Lazarus	Director	August 5, 2005